Exhibit 4.2

AMENDED AND RESTATED
TRUST AGREEMENT

OF

SANDRIDGE MISSISSIPPIAN TRUST II

Among

SANDRIDGE ENERGY, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

and

THE CORPORATION TRUST COMPANY

Dated: As of [•], 2012

i

ii

iii

AMENDED AND RESTATED
TRUST AGREEMENT
OF
SANDRIDGE MISSISSIPPIAN TRUST II

This Amended and Restated Trust Agreement of SandRidge Mississippian Trust II (the “Trust”), is entered into effective as of the [•] day of [•], 2012, by and among SANDRIDGE ENERGY, INC., a Delaware corporation with its principal office in Oklahoma City, Oklahoma (“SandRidge”) as trustor, THE CORPORATION TRUST COMPANY, a corporation organized under the laws of the State of Delaware with its principal office in Wilmington, Delaware (“Corporation Trust”), as Delaware Trustee (as hereinafter defined), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America with its principal place of business in New York, New York (the “Bank”), as Trustee (as hereinafter defined).

WITNESSETH:

WHEREAS, SandRidge is engaged in the development, production, transportation and marketing of oil, natural gas and natural gas liquids, and owns leasehold interests in properties located in the Mississippian formation in Noble, Kay, Alfalfa, Grant and Woods counties in northern Oklahoma and Harper, Comanche, Sumner and Barber counties in southern Kansas containing proved reserves of oil, natural gas and natural gas liquids; and

WHEREAS, SandRidge, SandRidge Exploration and Production, LLC, a Delaware limited liability company (“SandRidge E&P”), and Mistmada Oil Company, Inc., an Oklahoma corporation (“SandRidge Sub”), have determined to convey to the Trust the Royalty Interests (hereinafter defined) pursuant to the Conveyances (hereinafter defined) in exchange for cash, [•] Common Units (hereinafter defined), [•] Subordinated Units (hereinafter defined), and the right of SandRidge to receive Incentive Distributions (hereinafter defined) on the terms set forth herein; and

WHEREAS, SandRidge and the Trust have determined to enter into the Derivatives Agreement (hereinafter defined) to provide the Trust with the economic effect of specified hedging contracts entered into between SandRidge and third parties; and

WHEREAS, the Trust will enter into the Direct Hedge Contracts (hereinafter defined) with certain counterparties to hedge a portion of the estimated future oil production attributable to the Royalty Interests; and

WHEREAS, SandRidge and the Trust have determined to enter into the Administrative Services Agreement (hereinafter defined), outlining SandRidge’s provision of administrative services to the Trust and its compensation therefor; and

WHEREAS, SandRidge, SandRidge E&P and the Trust have determined to enter into the Development Agreement (hereinafter defined), outlining SandRidge’s and SandRidge E&P’s drilling obligation to the Trust; and

WHEREAS, SandRidge E&P has determined to grant the Drilling Mortgages (hereinafter defined) to the Trust to secure SandRidge’s and SandRidge E&P’s drilling obligation to the Trust under the Development Agreement; and

WHEREAS, SandRidge, the Bank and Corporation Trust have previously formed the Trust pursuant to the Initial Trust Agreement (hereinafter defined) in accordance with the provisions of the Trust Act (hereinafter defined) and, in connection therewith, SandRidge has previously delivered to the Bank, on behalf of the Trust, good and valuable consideration, which the Bank has accepted, to have and to hold, in trust, such consideration, for the purposes and subject to the terms and conditions of the Initial Trust Agreement and as hereinafter provided; and

WHEREAS, SandRidge, SandRidge E&P and SandRidge Sub have agreed to deliver to the Bank, on behalf of the Trust, good and valuable consideration, which the Bank has agreed to accept, to have and to hold, in trust, such consideration and all other properties that may hereafter be acquired hereunder, for the purposes and subject to the terms and conditions hereinafter provided; and

NOW, THEREFORE, SandRidge, Corporation Trust and the Bank hereby amend and restate the Initial Trust Agreement of SandRidge Mississippian Trust II in its entirety.

ARTICLE I
DEFINED TERMS AND CONSTRUCTION

Section 1.01.             Certain Defined Terms.  As used herein, the following terms have the meanings indicated:

“AAA” is defined in Article XI.

“Administrative Services Agreement” means the Administrative Services Agreement, delivered to be effective as of January 1, 2012, by and between SandRidge and the Trust.

“Affiliate” means, with respect to any specified Person, another Person that, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, “control” (and the correlative terms “controlled by” and “under common control”), refers to the possession, directly or indirectly, of the right or power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means, with respect to a Person, any agent, employee, officer, director, custodian, nominee or attorney of such Person.

“Agreement” means this Amended and Restated Trust Agreement of SandRidge Mississippian Trust II, as it may be further amended, supplemented or restated from time to time.

“Assignments of Overriding Royalty Interest” means collectively (i) the Assignment of Overriding Royalty Interest (Oklahoma) covering Underlying Properties in Oklahoma and (ii) the Assignment of Overriding Royalty Interest (Kansas) covering Underlying Properties in

Kansas, in each case, delivered to be effective as of the Effective Time (as defined therein) by and between SandRidge Sub and the Trust.

“Bank” is defined in the introductory paragraph to this Agreement.

“Beneficial Interest” means the aggregate beneficial interest of all Trust Unitholders in the Trust Estate, including without limitation the proceeds attributable to the Royalty Interests, which beneficial interest shall be expressed in Trust Units and shall not constitute any direct ownership interest in or to the Royalty Interests, or any part thereof, or any other part of the Trust Estate and shall be treated for all purposes as an intangible personal property interest.

“Business Day” means any day that is not a Saturday, Sunday, a holiday determined by NYSE Regulation, Inc. as “affecting ‘ex’ dates” or any other day on which national banking institutions in New York, New York are closed as authorized or required by law.

“Claimant” is defined in Section 11(c).

“Closing” means the first closing of the initial public offering of Common Units contemplated by the Securities Act Registration Statement.

“Closing Date” means the date of Closing.

“Collateral Agency Agreement” means that certain Collateral Agency Agreement to be entered into by and among the Trust, , [•], as initial swap counterparties, and Wilmington Trust, National Association, as collateral agent, governing the relationship among the Trust’s swap counterparties regarding their interests in the collateral securing the Trust’s obligations under the Direct Hedge Contracts.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a security of the Trust representing a proportionate share of the Beneficial Interest having the rights and obligations specified with respect to a Common Unit in this Agreement. The term “Common Unit” does not refer to or include any Subordinated Unit prior to its conversion into a Common Unit pursuant to the terms hereof.

“Conveyances” means (a) those certain Oklahoma Term Royalty Conveyances and those certain Kansas Term Royalty Conveyances (collectively, the “Term Royalty Conveyances”), (b) those certain Oklahoma Perpetual Royalty Conveyances and those certain Kansas Perpetual Royalty Conveyances (collectively, the “Perpetual Royalty Conveyances”) and (c) the Assignments of Overriding Royalty Interest.

“Corporation Trust” is defined in the introductory paragraph to this Agreement.

“Delaware Trustee” means the Entity designated as trustee (other than the Trustee) under this Agreement and having its principal place of business in Delaware, not in its individual capacity but solely in its fiduciary capacity, and having the rights and obligations specified with respect to the Delaware Trustee in this Agreement. Furthermore, any benefit, indemnity, release or protection granted to the Delaware Trustee herein shall extend to and shall be fully applicable and effective with regard to any Delaware Trustee, including, without limitation, Corporation Trust Company.

“Derivatives Agreement” means the Derivatives Agreement, dated as of [•], by and between SandRidge and the Trust.

“Development Agreement” means the Development Agreement, delivered to be effective as of January 1, 2012, by and among SandRidge, SandRidge E&P and the Trust.

“Development Well” has the meaning assigned to such term in the Development Agreement.

“Direct Hedge Contracts” means the Initial Direct Hedges and the Future Direct Hedges, in each case, as such hedge contracts may be restructured, amended or modified from time to time.

“Direct Hedge Security Instruments” means those certain Mortgages between the Trust as Mortgagor, and Wilmington Trust, National Association, collateral agent under the Collateral Agency Agreement, as Mortgagee, and the other security instruments, as in effect from time to time, executed by the Trust in favor of the collateral agent under the Collateral Agency Agreement and the counterparties to the Direct Hedge Contracts.

“Drilling Obligation Completion Date” has the meaning assigned to such term in the Development Agreement.

“Drilling Mortgages” means collectively (i) the Kansas Drilling Mortgage and (ii) the Oklahoma Drilling Mortgage.

“Entity” means a corporation, partnership, limited liability company, trust, estate or other entity, organization or association.

“Environmental Laws” means all laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases, treatment, storage or disposal of pollutants, contaminants, hazardous substances or industrial or hazardous wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to the protection, preservation, or enhancement of endangered or threatened species, historic and archaeological resources, or wetlands and tidelands, as well as all codes, decrees, injunctions, judgments, orders, rules or regulations issued, entered, promulgated or approved thereunder pursuant to the requirements of applicable administrative procedures, acts and agency procedural rules.

“Estimated Incremental Quarterly Tax Amount” has the meaning assigned such term in Section 3.17.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Registration Statement” means the registration statement on Form 8-A pursuant to which the Trust Units may be registered under Section 12 of the Exchange Act.

“Expenses” is defined in Section 6.02(a).

“Fair Value” means, with respect to any portion of the Royalty Interests to be released or sold pursuant to Section 3.02(b) in connection with a sale of Underlying Properties, an amount of net proceeds that could reasonably be expected to be obtained from the sale of such portion of the Royalty Interests to a party that is not an Affiliate of either SandRidge or the Trust on an arms’ length negotiated basis, taking into account relevant market conditions and factors existing at the time of any such proposed sale or release, such net proceeds to be determined by deducting the Trust’s proportionate share of sales costs, commissions and brokerage fees, if any (based on the ratio of (a) the fair market value of the portion of the Royalty Interest being released to (b) the fair market value of the Underlying Properties being transferred including the value of the Royalty Interests being released).

“Future Direct Hedges” means oil derivative contracts that are entered into by the Trust after the Closing Date (i) upon the assignment, novation or other transfer of any of the SandRidge Hedge Contracts (or any portion thereof), or the replacement of SandRidge Hedge Contracts (or any portion thereof), in each case in accordance with the terms of the Derivatives Agreement, or (ii) in connection with the resetting, amendment or other modification of existing Direct Hedge Contracts at SandRidge’s request in its role as hedge manager and in accordance with the terms of the Administrative Services Agreement.

“Incentive Distributions” is defined in Section 3.15(a)(i)(D).

“Incentive Threshold” means, with respect to each Quarterly Period during the Subordination Period, the amount shown under the heading “Incentive Threshold” for such Quarterly Period on Schedule 2 or calculated in accordance with the formula set forth on Schedule 2.

“Incremental Income Tax” is defined in Section 3.17.

“Indemnified Party” is defined in Section 6.02(c).

“Indemnifying Party” is defined in Section 6.02(c).

“Independent Reserve Engineers” means Netherland Sewell & Associates, Inc., independent petroleum engineers, or any other petroleum engineering consultants employed by the Trust to provide information and reports with respect to the Royalty Interests.

“Initial Common Units” means the Common Units sold to the Underwriters on the Closing Date.

“Initial Direct Hedges” means those oil derivative contracts specified on Schedule 1 to this Agreement, which contracts are to be entered into by the Trust with counterparties at or promptly following the Closing.

“Initial Trust Agreement” means the Trust Agreement of SandRidge Mississippian Trust II, entered into and effective as of December 13, 2011, by and among SandRidge, the Bank and Corporation Trust.

“Kansas Drilling Mortgage” means that certain Mortgage between SandRidge E&P, as Mortgagor, and the Trust, as Mortgagee, dated as of [•], securing SandRidge’s and SandRidge E&P’s drilling obligation under the Development Agreement with respect to Underlying Properties in Kansas.

“Kansas Perpetual Royalty Conveyances” means, collectively, that certain Perpetual Overriding Royalty Interest Conveyance (Kansas) (PDP) and that certain Long-Term Overriding Royalty Interest Conveyance (Kansas) (Development), in each case, effective as of the Effective Time (as defined therein) between SandRidge E&P and the Trust and covering Underlying Properties in Kansas.

“Kansas Term Royalty Conveyances” means, collectively, that certain Term Overriding Royalty Interest Conveyance (Kansas) (PDP) and that certain Term Overriding Royalty Interest Conveyance (Kansas) (Development), in each case, effective as of the Effective Time (as defined therein) between SandRidge E&P and SandRidge Sub and covering Underlying Properties in Kansas.

“Liquidation Date” means December 31, 2031.

“Oklahoma Drilling Mortgage” means that certain Mortgage between SandRidge E&P, as Mortgagor, and the Trust, as Mortgagee, dated as of [•], securing SandRidge’s and SandRidge E&P’s drilling obligation under the Development Agreement with respect to Underlying Properties in Oklahoma.

“Oklahoma Perpetual Royalty Conveyances” means, collectively, that certain Perpetual Overriding Royalty Interest Conveyance (Oklahoma) (PDP) and that certain Perpetual Overriding Royalty Interest Conveyance (Oklahoma) (Development), in each case, effective as of the Effective Time (as defined therein) between SandRidge E&P and the Trust and covering Underlying Properties in Oklahoma.

“Oklahoma Term Royalty Conveyances” means, collectively, that certain Term Overriding Royalty Interest Conveyance (Oklahoma) (PDP) and that certain Term Overriding Royalty Interest Conveyance (Oklahoma) (Development), in each case, effective as of the Effective Time (as defined therein) between SandRidge E&P and SandRidge Sub and covering Underlying Properties in Oklahoma.

“Offer Notice” is defined in Section 9.03(b).

“Overallotment Option” means the overallotment option granted to the Underwriters by the Trust pursuant to the Underwriting Agreement.

“Overallotment Option Closing” means any closing of the exercise of the Overallotment Option.

“Overallotment Option Closing Date” means the date on which any Overallotment Option Closing occurs.

“Overallotment Option Units” means the Common Units sold to the Underwriters on the Overallotment Option Closing Dates (other than the Initial Common Units).

“Perpetual Royalty Interests” means the royalty interests conveyed to the Trust by the Perpetual Royalty Conveyances, which term is defined above under “Conveyances.”

“Person” means a natural person or an Entity.

“Promissory Note” is defined in Section 2.03(a)(i).

“Prospectus” means the final prospectus constituting a part of the Securities Act Registration Statement, as filed pursuant to Rule 424(b) of the Commission.

“Quarterly Cash Distribution Amount” means, for each Quarterly Period prior to the Liquidation Date, without duplication:

(a)           the sum of (i) all cash received by the Trust on or before the 45th calendar day following the end of a Quarterly Period under the Conveyances, the Derivatives Agreement and the Direct Hedge Contracts, plus (ii) all other cash receipts of the Trust received during such Quarterly Period (excluding Sales Proceeds Amounts), plus (iii) any cash released on or before the 45th calendar day following the end of such Quarterly Period from any cash reserve established in a prior Quarterly Period by the Trustee for the payment of liabilities, including contingent liabilities, of the Trust, plus (iv) any interest earned on cash reserves invested pursuant to Section 3.04 that is received by the Trust on or before the 45th calendar day following the end of such Quarterly Period, less

(b)           the sum of (i) all cash paid by the Trust on or before the 45th calendar day following the end of a Quarterly Period under the Derivatives Agreement and the Direct Hedge Contracts, plus (ii) all taxes and other liabilities of the Trust paid during such Quarterly Period, plus (iii) any cash added on or before the 45th calendar day following the end of such Quarterly Period to any cash reserve for the payment of liabilities, including contingent liabilities, of the Trust.

“Quarterly Payment Date” means, for each Quarterly Period prior to the Liquidation Date, the 60th day following the end of such Quarterly Period (or the Business Day next following such day if such day is not a Business Day).

“Quarterly Period” means each of the calendar quarters ending on the last day of March, June, September and December of each year.

“Quarterly Record Date” means, for each Quarterly Period prior to the Liquidation Date, the close of business on the 45th day following the end of such Quarterly Period (or the Business Day next following such day if such day is not a Business Day); or such other date established by the Trustee in order to comply with applicable law or the rules of any securities exchange or quotation system on which the Common Units may be listed or admitted to trading, in which event “Quarterly Record Date” means such other date.

“Record Date Trust Unitholders” is defined in Section 8.02 hereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [•], by and between SandRidge and the Trust.

“Respondent” is defined in Section 11(c).

“Responsible Officer” means (a) with respect to the Delaware Trustee, any officer in the Corporate Staffing office of the Delaware Trustee having direct responsibility for the administration of this Agreement, and with respect to a particular corporate trust matter, any officer of the Delaware Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject, and (b) with respect to the Trustee, any officer in the Corporate Trust Administration office of the Trustee having direct responsibility for the administration of this Agreement, and with respect to a particular corporate trust matter, any officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Royalty Interests” means, collectively, the Perpetual Royalty Interests and the Term Royalty Interests.

“Rules” is defined in Article XI.

“Sales Proceeds Amounts” means any cash paid to the Trust upon the sale of Royalty Interests or other assets of the Trust pursuant to Section 3.02 or Section 9.03 hereof after deduction of Trust expenses (including taxes) related to such sale or the establishment by the Trustee of cash reserves in such amounts as the Trustee in its discretion deems appropriate for contingent liabilities related thereto in accordance with Section 3808 of the Trust Act.

“SandRidge” is defined in the introductory paragraph to this Agreement.

“SandRidge E&P” is defined in the recitals to this Agreement.

“SandRidge Hedge Contracts” means those derivative contracts identified on Exhibit A to the Derivatives Agreement, as such contracts may be restructured, amended or modified from time to time in accordance with the Derivatives Agreement.

“SandRidge Sub” is defined in the recitals to this Agreement.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Act Registration Statement” means the Registration Statement on Form S-l and Form S-3 (Registration No. 333-178894) as it has been or as it may be amended or supplemented from time to time, filed by the Trust and SandRidge with the Commission under the Securities Act to register the offering and sale of the Common Units.

“Special Provisions” is defined in Article XI.

“Special Reserve” is defined in Section 3.07(b) of this Agreement.

“Special Unit Majority” means (i) a majority of the Common Units (excluding Common Units owned by SandRidge and its Affiliates) present in person or by proxy at a meeting at which a quorum is present; provided, that, at any time when SandRidge and its Affiliates collectively own less than 10% of the outstanding Trust Units, “Special Unit Majority” means a majority of the Trust Units present in person or by proxy at a meeting at which a quorum is present. For the purposes of calculating a Special Unit Majority, abstentions and broker non-votes shall not be deemed to be a vote cast.

“Sponsor Units” is defined in Section 2.03(a)(ii) of this Agreement.

“Subordinated Unit” means a security of the Trust representing a subordinated proportionate share of the Beneficial Interest having the rights and obligations specified with respect to a Subordinated Unit in this Agreement.

“Subordination Period” means the period beginning January 1, 2012 and ending on the last day of the fourth full calendar quarter following the Drilling Obligation Completion Date; provided, that SandRidge has delivered to the Trustee a certificate executed by the Chief Executive Officer, President or any Vice President of SandRidge certifying that SandRidge’s drilling obligation under the Development Agreement was satisfied as of the Drilling Obligation Completion Date.

“Subordination Threshold” means, with respect to each Quarterly Period during the Subordination Period, the amount shown under the heading “Subordination Threshold” for such Quarterly Period on Schedule 2 or calculated in accordance with the formula set forth on Schedule 2.

“Target Distribution” means, with respect to each Quarterly Period during the Subordination Period, the amount shown under the heading “Target Distribution” for such Quarterly Period on Schedule 2.

“Tax Provisions” is defined in Section 5.05.

“Term Royalty Interests” means the royalty interests conveyed to SandRidge Sub by the (i) Term Royalty Conveyances, which term is defined above under “Conveyances” and (ii) the Assignments of Overriding Royalty Interest.

“Transaction Documents” means this Agreement, the Conveyances, the Development Agreement, the Administrative Services Agreement, the Derivatives Agreement, the Direct Hedge Contracts, the Collateral Agency Agreement, the Drilling Mortgages, the Registration Rights Agreement and the Underwriting Agreement.

“Transferee” means, as to any Trust Unitholder or former Trust Unitholder, any Person succeeding to the interest of such Trust Unitholder or former Trust Unitholder in one or more Trust Units, whether as purchaser, donee, legatee or otherwise.

“Trust” is defined in the recitals to this Agreement.

“Trust Act” means the Delaware Statutory Trust Act, Title 12, Chapter 38 of the Delaware Code, Sections 3801 et seq., as amended from time to time during the term of this Agreement.

“Trust Estate” means the assets held by the Trust under this Agreement, including both income and principal.

“Trust Units” means Subordinated Units and Common Units, collectively.

“Trust Unitholder” means the owner of one or more Trust Units as reflected on the books of the Trust or a transfer agent designated by the Trustee.

“Trustee” means the Entity serving as the trustee (other than the Delaware Trustee) under this Agreement, not in its individual capacity but solely in its fiduciary capacity. Furthermore, any benefit, indemnity, release or protection granted to the Trustee herein shall extend to and shall be fully applicable and effective with regard to any Entity serving as Trustee, including, without limitation, the Bank.

“Underlying Properties” means the Subject Interests, Development Wells and Wells subject to the Royalty Interests, as “Subject Interests,” “Development Wells” and “Wells” are defined in the Conveyances.

“Underwriters” means each Person named as an underwriter in Schedule I to the Underwriting Agreement who purchases Common Units pursuant thereto.

“Underwriting Agreement” means the Underwriting Agreement, dated as of [•], by and among the Underwriters, the Trust and SandRidge, providing for the purchase of the Initial Common Units and the Overallotment Option Units.

“Unit Majority” means  (i) a majority of the Common Units (excluding Common Units owned by SandRidge and its Affiliates) and (ii) a majority of the Trust Units, in each case present in person or by proxy at a meeting at which a quorum is present; provided, that, at any time when SandRidge and its Affiliates collectively own less than 10% of the outstanding Trust Units, “Unit Majority” means a majority of the Trust Units present in person or by proxy at a meeting at which a quorum is present. For the purposes of calculating a Unit Majority, abstentions and broker non-votes shall not be deemed to be a vote cast.

Section 1.02.             Rules of Construction.  Article, Section, subsection, Schedule and Annex references in this Agreement are references to the corresponding Article, Section, subsection, Schedule and Annex to this Agreement, unless otherwise specified.  All Schedules and Annexes attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes.  If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb).  Unless the context of this Agreement clearly requires otherwise, the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate.  All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified.  The words “includes” or

“including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.  Any reference in this Agreement to “$” or “dollars” shall mean the lawful currency of the United States of America.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.  The words “hereof,” “hereby,” “herein,” “hereinafter,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  All accounting terms or calculations used or made herein shall be in accordance with the generally accepted accounting principles of the United States. The provision of a table of contents and the division of this Agreement into Articles, Sections and other subdivisions are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.

ARTICLE II
NAME AND PURPOSE OF THE TRUST; DECLARATION OF TRUST

Section 2.01.             Name; Certificate of Trust. The Trust continued by this Agreement shall remain a Delaware statutory trust under the Trust Act. The Trust shall continue to be known as the SandRidge Mississippian Trust II, and the Trustee may transact the Trust’s affairs in that name. The continuation and operation of the Trust shall be in accordance with this Agreement, which shall constitute the “governing instrument” of the Trust within the meaning of Section 3801(f) of the Trust Act. In the event that a Responsible Officer of either the Delaware Trustee or the Trustee becomes aware that any statement contained or matter described in the Trust’s Certificate of Trust has changed, making it false in any material respect, it will notify the other trustee and the Delaware Trustee shall promptly file or cause to be filed in the office of the Secretary of State of Delaware an amendment of same at the written direction of the Trustee, duly executed in accordance with Section 3811 of the Trust Act, in order to effect such change thereto, such filing to be in accordance with Section 3810(b) of the Trust Act.

Section 2.02.             Purpose. The purposes of the Trust are, and the Trust shall have the power and authority and is hereby authorized:

(a)           to acquire and hold in the name of the Trust, and to protect and conserve, the Trust Estate for the benefit of the Trust Unitholders;

(b)           to receive and hold the Royalty Interests, and the other assets of the Trust Estate in the name of the Trust;

(c)           to issue the Subordinated Units, the Sponsor Units, the Initial Common Units and the Overallotment Option Units on the Closing Date, to hold the Overallotment Option Units in escrow and to deliver the Overallotment Option Units in accordance with Section 2.03 of this Agreement;

(d)           to receive payments with respect to the Royalty Interests as provided in the Conveyances;

(e)           to receive and make payments with respect to the Direct Hedge Contracts and the Derivatives Agreement, as provided in the Direct Hedge Contracts and the Derivatives Agreement, respectively;

(f)            to grant liens on the Royalty Interests and other assets of the Trust Estate to secure the Trust’s obligations under the Direct Hedge Contracts or as otherwise permitted by the Direct Hedge Contracts and Collateral Agency Agreement, and to enter into and perform its obligations under the Collateral Agency Agreement and the Direct Hedge Security Instruments;

(g)           to enter into and perform its obligations under the Initial Direct Hedges, and to enter into and perform its obligations under Future Direct Hedges, as contemplated by Section 2.03(d) hereof and in accordance with the Derivatives Agreement and/or the Administrative Services Agreement;

(h)           to reset, terminate, modify or otherwise amend the Direct Hedge Contracts (or any portion thereof) when requested to do so by SandRidge in its capacity as hedge manager pursuant to the Administrative Services Agreement;

(i)            to invest cash reserves as provided in Section 3.04;

(j)            to pay, or provide for the payment of, any liabilities incurred in carrying out the purposes of the Trust, including, but not limited to, any taxes that may be payable by the Trust;

(k)           to distribute the Quarterly Cash Distribution Amount and any Sales Proceeds Amounts in accordance with Section 3.15;

(l)            to incur indebtedness in order to pay the liabilities of the Trust as they become due, if necessary; provided, that any such indebtedness shall be unsecured except (i) as provided in Section 7.03 and (ii) as permitted under the Direct Hedge Contracts and the Collateral Agency Agreement;

(m)          to sell Royalty Interests in accordance with Sections 3.02, 9.02 and 9.03;

(n)           to enter into, execute, deliver and perform its obligations and enforce its rights under the Transaction Documents to which it is a party and to engage SandRidge as the hedge manager for the Trust pursuant to the Administrative Services Agreement and to rely on SandRidge for such services and all other services to be provided by SandRidge pursuant to the Administrative Services Agreement;

(o)           to cause to be prepared and file (i) reports required to be filed under the Exchange Act, (ii) any reports required by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading, and (iii) any reports, forms or returns required to be filed pursuant to tax laws and other applicable laws and regulations;

(p)           to establish, evaluate and maintain a system of disclosure controls and procedures and internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act;

(q)           to conduct or wind up its business as described in the Securities Act Registration Statement; and

(r)            to engage in such other activities as are necessary or convenient for the attainment of any of the foregoing or are incident thereto and which may be engaged in or carried on by a statutory trust under the Trust Act.

Section 2.03.             Trust Property.

(a)           Upon the formation of the Trust, SandRidge paid good and valuable consideration to the Trust, in trust, for the uses and purposes provided in the Initial Trust Agreement and in this Agreement. At (and subject to the occurrence of) the Closing (or, in the case of the transactions described in clause (x) below, promptly following the Closing) the following transactions will occur:

(i)            SandRidge E&P shall convey to SandRidge Sub the Term Royalty Interests in exchange for a promissory note from SandRidge Sub in the amount of $[•] (the “Promissory Note”);

(ii)           SandRidge E&P shall convey to the Trust the Perpetual Royalty Interests in exchange for [•] Common Units (the “Sponsor Units”) and [•] Subordinated Units to be issued to SandRidge E&P;

(iii)          the Trust shall issue the Initial Common Units to the Underwriters for the cash consideration and on the terms set forth in the Underwriting Agreement;

(iv)          SandRidge Sub shall convey to the Trust, pursuant to the Assignments of Overriding Royalty Interest, the Term Royalty Interests in exchange for $[•] in cash;

(v)           SandRidge Sub shall pay to SandRidge E&P $[•] in cash, representing payment in full of the Promissory Note;

(vi)          the Trust shall deliver the balance of the cash consideration received from the Underwriters for the Initial Common Units (less the cash payment made by the Trust to SandRidge Sub under clause (iv) above) to SandRidge E&P as partial consideration for the Perpetual Royalty Interests;

(vii)         the Trust shall issue 3,750,000 Overallotment Option Units and the Trustee shall hold the Overallotment Option Units in escrow pending either the Underwriters’ exercise of the Overallotment Option or the expiration of the Overallotment Option, following which the Overallotment Option Units will be delivered by the Trustee in accordance with Section 2.03(b) of this Agreement;

(viii)        SandRidge and the Trust shall enter into the Derivatives Agreement, the Administrative Services Agreement and the Registration Rights Agreement;

(ix)          SandRidge, SandRidge E&P and the Trust shall enter into the Development Agreement;

(x)           The Trust shall enter into the Initial Direct Hedges and the Collateral Agency Agreement; and

(xi)          SandRidge E&P shall enter into the Drilling Mortgages for the benefit of the Trust.

(b)           The Overallotment Option Units will be delivered as follows:

(i)            If the Overallotment Option is exercised, partially or in full, in accordance with its terms by the Underwriters, on an Overallotment Option Closing Date the Trust will sell to the Underwriters such number of the Overallotment Option Units as is necessary to satisfy the Overallotment Option, and the Trust will promptly convey the proceeds received by it from the sale of the Overallotment Option Units, net of underwriting discounts and commissions and offering expenses, to SandRidge E&P, together with any remaining unsold Overallotment Option Units, as partial consideration for the Perpetual Royalty Interests conveyed by SandRidge E&P to the Trust; and

(ii)           If the Overallotment Option is not exercised by the Underwriters within 30 days of the date of the Underwriting Agreement, the Trustee shall deliver the Overallotment Option Units held by the Trustee in escrow to SandRidge E&P as partial consideration for the Perpetual Royalty Interests conveyed by SandRidge E&P to the Trust, promptly following the 30th day after the date of the Underwriting Agreement.

(c)           The issuance of the Initial Common Units, the Overallotment Option Units, the Sponsor Units and the Subordinated Units is hereby duly authorized and, upon issuance, such Trust Units shall be duly and validly issued and outstanding and, upon receipt by the Trust at the Closing or the Overallotment Option Closing of the consideration described above, the Trust Units will be fully paid and nonassessable without the requirement of any further consideration.

(d)           From time to time after the Closing Date, at SandRidge’s request, the Trust shall enter into Future Direct Hedges in accordance with the terms of the Derivatives Agreement, or in connection with the resetting, amendment or other modification of an existing Direct Hedge Contract in accordance with the terms of the Administrative Services Agreement, as directed by SandRidge.

Section 2.04.             Creation of the Trust. The Trustee declares that it shall hold the Trust Estate in trust for the benefit of the Trust Unitholders, upon the terms and conditions set forth in this Agreement. As set forth above and amplified herein, the Trust is intended to be a passive entity limited to the receipt of revenues attributable to the Royalty Interests, the Derivatives Agreement and the Direct Hedge Contracts and the distribution of such revenues, after payment of or provision for Trust expenses and liabilities, to the Trust Unitholders. It is not the intention of the parties hereto to create, and nothing in this Agreement shall be construed as creating, for purposes other than tax purposes, a joint venture, joint stock company or similar business association, between or among Trust Unitholders, present or future, or between or among Trust Unitholders, or any of them, the Delaware Trustee, the Trustee, SandRidge, SandRidge E&P or SandRidge Sub. Neither the Trustee nor the Delaware Trustee, in its individual capacity, or otherwise, makes any representation as to the validity or sufficiency of this Agreement.

Section 2.05.             Principal Offices. Unless and until changed by the Trustee, the address of the principal office of the Trustee is 919 Congress Avenue, Suite 500, Austin, Texas 78701. Unless and until changed by the Delaware Trustee, the principal place of business of the Delaware Trustee is 1209 Orange Street, Wilmington, Delaware 19801, Attention: Corporate Staffing. The Trust may maintain offices at such other place or places within or without the State of Delaware as the Trustee deems advisable.

ARTICLE III
ADMINISTRATION OF THE TRUST AND POWERS OF THE TRUSTEE
AND THE DELAWARE TRUSTEE

Section 3.01.             General Authority.

(a)           The Trustee accepts the trust hereby continued and agrees to perform its duties hereunder with respect to the same, but only upon the express terms of this Agreement. Subject to the limitations set forth in this Agreement, the Trustee, acting alone, without the approval or consent of, or notice to, the Delaware Trustee or any Trust Unitholder, is authorized to take such action as in its judgment is necessary, desirable or advisable to best achieve the purposes and powers of the Trust set forth in Section 2.02 hereof, including the execution and delivery of the Transaction Documents and the performance of the Trust’s obligations and enforcement of the Trust’s rights thereunder. The Trustee shall not (i) dispose of any part of the Trust Estate except as expressly provided herein or (ii) except as permitted by Section 10.02 of this Agreement, agree to amend or waive any provision of, give any consent or release with respect to, or terminate the Transaction Documents to which the Trust is a party without the Trust Unitholder approval, if any, required by Section 10.02.  The Trustee shall perform all obligations and duties of a trustee of the Trust other than fulfilling the Trust’s obligations pursuant to Section 3807(a) of the Trust Act.

(b)           The Delaware Trustee accepts the Trust hereby continued and agrees to perform its duties hereunder with respect to the same, but only upon the express terms of this Agreement. The Delaware Trustee is authorized to take only such actions, and shall be required to perform only such duties and obligations, with respect to the Trust as are specifically set forth in this Agreement, and no implied duties, obligations or powers shall be read into this Agreement in respect to the Delaware Trustee (including, without limitation, that no action requested of the Delaware Trustee shall require the performance of any investigation, analysis, or other due diligence activities by the Delaware Trustee in respect of such action or the performance of its duties on behalf of the Trust generally). Furthermore, the Delaware Trustee shall not have any duty or obligation to take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Delaware Trustee is a party, except as expressly provided in this Agreement.

(c)           The Delaware Trustee is serving the Trust solely to fulfill the Trust’s obligation pursuant to Section 3807(a) of the Trust Act to have at least one trustee who has its principal place of business in the State of Delaware.  Notwithstanding any other provision of this Agreement, unless specifically authorized in writing by the Trustee and consented to by the Delaware Trustee, the Delaware Trustee shall not participate in any decisions or possess any authority with respect to the administration of the Trust, the investment of the Trust’s property or the payment of distributions of income or principal to the Trust Unitholders. The Delaware Trustee shall have the power and authority to (i) execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Trust Act and (ii) accept service of process on the Trust in the State of Delaware. The Delaware Trustee shall provide prompt written notice to the Trustee of its performance of any of the foregoing acts. The Trustee shall reasonably keep the Delaware Trustee informed of any material action taken by the Trustee with respect to the Trust.

Section 3.02.             Limited Power of Disposition of the Trust.  Except as provided in Sections 9.02 and 9.03, the Trustee may sell all or part of the Royalty Interests only in the following circumstances.

(a)           An election by the Trustee to sell all or part of the Trust Estate, at any time and from time to time, that is approved by the holders of a Unit Majority at a meeting duly called and held in accordance with Article VIII, subject to SandRidge’s right of first refusal as provided in Section 9.03 of this Agreement.

(b)           After the Drilling Obligation Completion Date, SandRidge (and any of its Affiliates) may at any time, and from time to time sell, but only in accordance with the terms of the Conveyances, a divided or undivided portion of its interests in the Underlying Properties, free from and unburdened by the Royalty Interests, without the consent of the Trustee or the Trust Unitholders except as set forth below; provided the following conditions are met:

(i)            the Trust receives Fair Value in the form of cash for the Royalty Interests to be released by the Trustee in connection with the sale of the Underlying Properties;

(ii)           the aggregate Fair Value to be received by the Trust with respect to such Royalty Interests to be released by the Trustee and any other Royalty Interests previously released by the Trustee pursuant to this Section 3.02(b) during the most recently completed 12 calendar months would not exceed $5,000,000; and

(iii)          the Trustee shall have received (A) in the event that the gross purchase price to be received by SandRidge for the sale of Underlying Properties in a single transaction or a series of related transactions is less than $5,000,000, a certificate from SandRidge, executed by the Chief Executive Officer, President or any Vice President thereof, certifying to the Trustee and the Trust that the cash proceeds to be received by the Trust in respect of the Royalty Interests to be released in connection with the sale of such Underlying Properties represents the Fair Value to the Trust for such Royalty Interests (and the Trustee is hereby authorized and directed to rely thereon) or (B) in the event that the gross purchase price to be received by SandRidge for the sale of Underlying Properties in a single transaction or a series of related transactions is more than $5,000,000, at the expense of SandRidge, an appraisal of such Underlying Properties from an independent appraiser in the business of evaluating or appraising oil and/or natural gas properties selected by mutual agreement of SandRidge and the Trustee, which appraisal confirms that the cash proceeds to be received by the Trust in respect of the Royalty Interests to be released in connection with the sale of such Underlying Properties represents the Fair Value to the Trust for the Royalty Interests to be released by the Trust in connection therewith (and the Trustee is hereby authorized and directed to rely thereon). Notwithstanding the foregoing, any sale of Underlying Properties pursuant to this Section 3.02(b), in a single transaction or a series of related transactions, where the gross purchase price to be received by SandRidge is greater than $5,000,000 shall require approval by the vote of a Unit Majority.

(c)                                  In the event that a portion of the Royalty Interests is to be released pursuant to Section 3.02(b) of this Agreement, upon receipt of (i)  an accurate description of said portion of the Royalty Interests and (ii) sufficient information to evidence conclusively that the conditions to purchase referred to in Section 3.02(b) and in the applicable section of the Conveyances have been satisfied, then within a reasonable time thereafter, and upon advice of such experts as may be retained by the Trustee with the written consent of SandRidge, the Trustee shall execute and deliver a conveyance to SandRidge or its assignee covering said Royalty Interests and upon receipt of written notice of such a sale given by SandRidge, the Trustee shall execute and deliver at the closing of such sale a partial release and consent, and such other instruments, agreements and documents as SandRidge may reasonably request, to evidence or effect the transfer of such portion of SandRidge’s interests in the Underlying Properties, free from, and unburdened by, the Royalty Interests. Except as provided herein, any other sale of all or any portion of the Underlying Properties will not relieve SandRidge of its obligations with respect to the Royalty Interests.

(d)                                 In addition to the transfers permitted by Section 3.02(b) and subject to the terms of the Conveyances, SandRidge (and any of its Affiliates) may at any time or from time to time after the Drilling Obligation Completion Date, without the consent of the Trust Unitholders, sell a divided or undivided portion of its interest in the Underlying Properties, provided, however, that such sale is subject to and burdened by the Royalty Interests that burden such portion of SandRidge’s (or such Affiliate’s) interest. Promptly after completion of any such sale, SandRidge shall so notify the Trustee in writing. Any purchaser of such Underlying Properties shall be the assignee of SandRidge (or such Affiliate) to the extent of the interest sold and shall be bound by the obligations of SandRidge (or such Affiliate) under this Agreement and the Conveyances to such extent.

(e)                                  Subject to the terms of the Development Agreement, SandRidge may, at its option at any time prior to the Drilling Obligation Completion Date, cause the Trust to execute, acknowledge and deliver to SandRidge a recordable instrument (reasonably acceptable to SandRidge) that releases from the Royalty Interests and each Conveyance portions of the Subject Interests (as defined in the Development Agreement) in connection with SandRidge’s (or any of SandRidge’s Affiliate’s) exchange of such Subject Interests for certain other properties. Such other properties shall then become part of the Royalty Interests pursuant to the Conveyances. However, any such exchange of properties shall be subject to the conditions set forth in the Development Agreement. The Trustee shall accept any such certification from SandRidge and any such exchange of Subject Interests for other properties as contemplated by this subsection 3.02(e) without any duty to investigate or otherwise review or pass upon the accuracy of any such certification or reasonableness of any such exchange. The Trustee is authorized and directed to rely, and shall be fully protected in relying, on any such certification from SandRidge.

(f)                                    Subject to the terms of the Development Agreement and the Drilling Mortgages, if SandRidge does not achieve the Total Drilling Target (as defined in the Development Agreement) on or prior to December 31, 2016 in accordance with the terms of the Development Agreement, the Trust is authorized, in the Trustee’s sole discretion, to pursue any and all remedies available to it pursuant to Article III of the Drilling Mortgages for the occurrence of a default under Section 3.1(a) of the Drilling Mortgages, and any Mortgaged Properties (as such term is defined (including the limitations and exclusions in such definition) in the Drilling Mortgages) acquired by the Trust as a result of the exercise of any such remedies shall automatically be added to the Trust Estate.  The Trust is further authorized, in the Trustee’s sole discretion, to (i) exercise any of the remedies available under the Drilling Mortgages, (ii) negotiate any arrangements with SandRidge and SandRidge E&P in connection with any default under the Drilling Mortgages, (iii) negotiate and consummate the sale of any of the Mortgaged Properties as contemplated by the Drilling Mortgages, and (iv) negotiate, execute and deliver an agreement with another person to complete all or a portion of the Total Drilling Target, and the Trust may, in connection with any such agreement, sell or transfer such portion of the Trust Estate as is reasonably required to compensate such person to complete such portion of the Total Drilling Target.  For the avoidance of doubt, no sale or transfer of any portion of the Trust Estate pursuant to this Section 3.02(f) shall require the approval of the Trust Unitholders.

(g)                                 Anything herein to the contrary notwithstanding, the Trustee shall not agree to any distribution of the Royalty Interests or any other asset of the Trust that would cause the interest of a Trust Unitholder to be treated as other than an intangible personal property interest. Unless required to sell pursuant to this Section 3.02, or pursuant to Section 9.03 hereof, or to distribute the Quarterly Cash Distribution Amount or Sales Proceeds Amount pursuant to Section 3.15 hereof, the Trustee is authorized to retain any part of the Trust Estate in the form in which such property was transferred to the Trustee, without regard to any requirement to diversify investments or other requirements.

Section 3.03.                                       No Power to Engage in Business or Make Investments or Issue Additional Securities. Neither the Trustee nor the Delaware Trustee shall cause or permit the Trust to (a) acquire any asset other than the assets conveyed or transferred to the Trust pursuant to Section 2.03 or Section 3.02(e), the rights of the Trust to enforce the terms and provisions of the Transaction Documents to which it is a party, and other amounts paid to the Trust as set forth herein, or (b) engage in any business or investment activity of any kind whatsoever, except for the activities permitted herein or issue Trust Units or other securities after the Closing Date (except that the Trustee may deliver the Overallotment Option Units in accordance with Section 2.03(b) of this Agreement). Neither the Trustee nor the Delaware Trustee shall have any responsibility or authority relating to the development or operations of the Underlying Properties or the marketing of any production therefrom or, except as contemplated hereby, any other business decision affecting the assets of the Trust.

Section 3.04.                                       Interest on Cash Reserves. Cash being held by the Trustee as a reserve for a payment of the Quarterly Cash Distribution Amount or Sales Proceeds Amounts or for the payment of any liabilities, other than current routine administrative costs, shall be placed by the Trustee with one or more banks or financial institutions (which, to the extent to which authorized pursuant to the Trust Act and other applicable laws, may be, or may include, any bank serving as the Trustee or the Delaware Trustee) and invested in (a) money market funds that invest only in United States government obligations, (b) interest bearing obligations issued by (or unconditionally guaranteed by) the United States of America or any agency or instrumentality thereof (provided such agency or instrumentality obligations are guaranteed by the full faith and credit of the United States of America), (c) repurchase agreements secured by obligations qualifying under (b) above or (d) certificates of deposit of any bank or banks having combined capital, surplus and undivided profits in excess of $100,000,000 that, in the case of (b), (c) and (d) above, mature prior to the date on which such Quarterly Cash Distribution Amount or any Sales Proceeds Amount is to be distributed or any such liability is to be paid; provided, however, that cash reserves being held by the Trustee for payment of the Quarterly Cash Distribution Amount or Sales Proceeds Amount on the next Quarterly Payment Date may be held in a non-interest bearing account or accounts.  Any government obligation, repurchase agreement or certificate of deposit held by the Trustee shall be held until maturity. The interest rate on reserves placed with any bank or financial institution serving as the Trustee or the Delaware Trustee shall be the interest rate that such bank pays in the normal course of business on amounts placed with it, taking into account the amount involved, the period held and other relevant factors. Subject to Section 6.01, the Trustee shall not be liable for its selection of permitted investments or for any investment losses resulting from such investments. Notwithstanding anything herein to the contrary, the Delaware Trustee shall not be obligated to accept any such cash or other assets for investment or otherwise. To the extent that the Delaware Trustee decides in its sole and absolute discretion to accept cash for investment pursuant to this Section 3.04, the Delaware Trustee shall invest such cash pursuant to the written instructions of the Trustee, and the Delaware Trustee shall not be liable to the Trust for any losses resulting from such investments absent its own fraud or acts or omissions in bad faith, or which constitute willful misconduct or gross negligence.

Section 3.05.                                       Power to Settle Claims. Subject to the rights and obligations of the Tax Matters Partner under Subsection 6(c) of Annex A hereto, the Trustee is authorized to prosecute or defend, and to settle by arbitration or otherwise, any claim of or against the Trustee, the Trust or the Trust Estate, to waive or release rights of any kind, to settle any dispute with SandRidge or any other Person, and to pay or satisfy any debt, tax or claim upon any evidence by it deemed sufficient, without the joinder or consent of any Trust Unitholder, including enforcing the rights of the Trust under the Transaction Documents to which it is a party. The Trust Unitholders shall have no power to prosecute any claim of the Trust or the Trust Estate against any Person other than to prosecute a claim to compel performance by the Trustee on behalf of the Trust or the Trust Estate.

Section 3.06.                                       Power to Contract for Services. In the administration of the Trust, the Trustee is empowered to employ oil and natural gas consultants (which may include the Independent Reserve Engineers), accountants (with the consent of SandRidge, which consent shall not be unreasonably withheld or delayed), attorneys (who may, but need not, be counsel to SandRidge) and other professional and expert Persons, to employ or contract for clerical and other administrative assistance (including assistance from SandRidge), to delegate to Agents any matter, whether ministerial or discretionary, and to act through such Agents and to make payments of all fees for services or expenses in any manner thus incurred out of the Trust Estate.

Section 3.07.                                       Payment of Liabilities of Trust.

(a)                                  Except as otherwise provided herein, the Trustee may and shall use all money received by it for the payment or reimbursement of all liabilities of the Trust, including but without limiting the generality of the foregoing, all expenses, taxes, compensation to it for its services hereunder, as provided for in Article VII, and compensation to such parties as may be employed as provided for in Section 3.06 hereof. With respect to any liability that is contingent or uncertain in amount or any anticipated liability that is not currently due and payable, the Trustee may, but is not obligated to, establish a cash reserve for the payment of such liability.  Except to the extent permitted under applicable law, the Trustee shall not pay any liability of the Trust with funds set aside for the payment of a Quarterly Cash Distribution Amount or Sales Proceeds Amount; provided, however, that this provision shall have no application to any exercise of rights by a creditor of the Trust, including any such exercise of rights that results in any such creditor taking control of funds held by the Trust, including any such funds set aside for the payment of a Quarterly Cash Distribution Amount or Sales Proceeds Amount, and the Trustee shall incur no liability for any such action by any such creditor.

(b)                                 The Trustee shall be entitled to withhold up to $1.0 million from the Quarterly Cash Distribution Amount for the Quarterly Period ending March 31, 2012 to establish a cash reserve (the “Special Reserve”) available to the Trustee to pay or reimburse liabilities and expenses of the Trust, if and to the extent that the Trust’s cash on hand is insufficient to pay such liabilities and expenses as they become due. If at any time the cash on hand (including the Special Reserve and any other cash reserves) and to be received by the Trustee and available to pay liabilities is not, or will not be, in the judgment of the Trustee, sufficient to pay liabilities of the Trust as they become due, the Trustee is authorized to cause the Trust to borrow the funds required to pay such liabilities. The Trustee may cause the Trust to borrow funds for such purpose from any Person, including, without limitation, the Bank while serving as Trustee or any other Entity serving as a fiduciary hereunder, on an unsecured basis only; provided, however, that neither the Bank nor any other Entity shall be required to make any such loan. Under no circumstances shall the Trustee or the Delaware Trustee be personally liable for any indebtedness or other liability of the Trust. If such funds are loaned to the Trust by the Trustee or any other such Entity while the Trustee or such other Entity is serving as a fiduciary hereunder, the terms of such indebtedness shall be similar to the terms which the Trustee or such other Entity would grant to a similarly situated commercial customer with whom it did not have, directly or indirectly, a fiduciary relationship, and the Trustee or such other Entity shall be entitled to enforce its rights with respect to any such indebtedness as if it were not, directly or indirectly, and had never been, directly or indirectly, the Trustee or a fiduciary hereunder.

(c)                                  If at any time the Trust’s cash on hand (including available cash reserves) is insufficient to pay the Trust’s ordinary course administrative expenses as they become due, SandRidge will, upon written request of the Trustee, loan funds to the Trust in such amount as the Trustee certifies is necessary to pay such Trust expenses. Any funds loaned by SandRidge pursuant to this Section 3.07(c) shall be limited to the payment of the Trust’s current accounts payable or other obligations to trade creditors in connection with obtaining goods or services or the payment of other Trust accrued current liabilities arising in the ordinary course of the Trust’s business, and shall not be used to satisfy any indebtedness of the Trust. Any loan made by SandRidge to the Trust pursuant to this Section 3.07(c) shall: (i) be evidenced by a written promissory note executed by the Trustee on behalf of the Trust, (ii) be on an unsecured basis, (iii) have a maturity date no later than the Liquidation Date, (iv) have terms (including interest rate) that are no less favorable to SandRidge as those that would be obtained in an arms’ length transaction between SandRidge and an unaffiliated third party; and (v) be without recourse to the Trustee and the Bank, it being agreed that any such note shall be payable solely out of the assets of the Trust.

(d)                                 In the event that the Trustee uses funds from the Special Reserve, or causes the Trust to borrow funds, in each case to pay or reimburse liabilities and expenses of the Trust, no further distributions will be made to Trust Unitholders (except in respect of any previously determined Quarterly Cash Distribution Amount or Sales Proceeds Amount) until the Special Reserve is fully replenished and any indebtedness created by such borrowings, including interest thereon, has been paid in full; provided, that only in the case of loans made by SandRidge pursuant to Section 3.07(c), distributions may be made to Trust Unitholders before such loan has been paid in full if SandRidge consents in writing to the making of such distribution.

(e)                                  No provision of this Trust Agreement shall require either the Delaware Trustee, the Trustee or any other Entity serving as a fiduciary hereunder, to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers. In any event, the Trustee and the Delaware Trustee or any other Entity serving as fiduciary hereunder, shall be indemnified and held harmless by SandRidge in accordance with Section 6.02 of this Trust Agreement for any liability incurred in the performance of any of its duties hereunder. In no event shall the Trustee be responsible for the payment of any Quarterly Cash Distribution Amount or Sales Proceeds Amount or other amount except to the extent that it has sufficient cash on hand on behalf of the Trust to make such payment.

Section 3.08.                                       Income and Principal. The Trustee shall not be required to keep separate accounts or records for income and principal. However, if the Trustee does keep such separate accounts or records, then the Trustee is authorized to treat all or any part of the receipts from the Royalty Interests or the Derivatives Agreement as income or principal, without having to maintain any reserve therefor, and in general to determine all questions as between income and principal and to credit or charge to income or principal or to apportion between them any receipt or gain and any charge, disbursement or loss as is deemed advisable under the circumstances of each case.

Section 3.09.                                       Term of Contracts. In exercising the rights and powers granted hereunder, the Trustee is authorized to make the term of any transaction or contract or other instrument extend beyond the term of the Trust to the extent necessary to fulfill its obligations under this Agreement.

Section 3.10.                                       Transactions with the Trustee or the Delaware Trustee. To the extent such conduct is not prohibited by applicable law and except as otherwise provided herein, each of the Trustee and the Delaware Trustee is authorized in exercising its powers under this Agreement to make contracts and have dealings with itself or its Affiliates, directly and indirectly, in any other fiduciary or individual capacity.

Section 3.11.                                       No Security Required. No Trustee hereunder shall be required to furnish any bond or security of any kind.

Section 3.12.                                       Filing of Securities Act Registration Statement, Exchange Act Registration Statement and Other Reports, Listing of Trust Units, etc.; Certain Fees and Expenses.

(a)                                  The Trustee, on behalf of the Trust and acting upon the advice of counsel, shall cause the Trust to comply with all applicable rules, orders and regulations of the Commission and the national securities exchange on which the Common Units are listed or admitted for quotation, to which the Trust is subject as a result of the Common Units being registered under the Exchange Act and listed or admitted for quotation on such national securities exchange, and to take all such other reasonable actions necessary for the Common Units to remain registered under the Exchange Act and listed on such national securities exchange until the Trust is terminated. In addition, the Trustee is authorized to make, and the Trustee shall take, all actions to prepare and, to the extent required by this Agreement or by law, mail to Trust Unitholders any reports, press releases or statements, financial or otherwise, that the Trustee determines are required to be provided to Trust Unitholders by applicable law or governmental regulation or the requirements of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading. In addition, the Trustee, on behalf of the Trust and acting upon the advice of counsel, shall cause the Trust to comply with all of the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission related thereto, including but not limited to, establishing, evaluating and maintaining a system of disclosure controls and procedures and internal control over financial reporting and making all required certifications pursuant to the Sarbanes-Oxley Act and the rules and regulations of the Commission.

(b)                                 The Trustee shall execute, by and on behalf of the Trust, any documents incidental or related to the objectives specified in Section 3.12(a).

(c)                                  The Trust is hereby authorized and empowered to take all steps, make all filings and applications and pay all fees necessary, customary or appropriate to the accomplishment of the objectives set forth in Section 3.12(a).

(d)                                 Except as otherwise provided in Article VI of this Agreement, the fees, charges, expenses, disbursements and other costs incurred by the Trustee or the Delaware Trustee in connection with the discharge of its duties pursuant to this Agreement, including, without limitation, trustee fees, engineering, audit, accounting and legal fees, printing and mailing costs, amounts reimbursed or paid to SandRidge pursuant to Section 3.06 or Section 7.02 hereof, and the fees and expenses of legal counsel for the Trustee, the Delaware Trustee, and the Trust (including legal fees and expenses incurred by the Trustee or the Delaware Trustee in connection with the formation of the Trust and issuance of Trust Units), shall be paid out of the Trust Estate as an administrative expense of the Trust; provided, however, that the Trustee’s and the Delaware Trustee’s acceptance fees shall, to the extent previously paid by SandRidge, be reimbursed to SandRidge. All other organizational expenses of the Trust will be paid by SandRidge, and SandRidge shall not be entitled to reimbursement thereof.

Section 3.13.                                       Reserve Report. The Trustee shall cause a reserve report to be prepared by or for the Trust by the Independent Reserve Engineers as of December 31 of each year in accordance with criteria established by the Commission showing estimated proved oil and natural gas reserves attributable to the Royalty Interests as of December 31 of such year and other reserve information required to comply with Section 5.03 of this Agreement. SandRidge, to the extent it is the operator of the Underlying Properties, shall use commercially reasonable efforts to cooperate with the Trust and the Independent Reserve Engineers in connection with the preparation of any such reserve report, and to the extent it is not operator of the Underlying Properties and has not sold its interest in the same pursuant to Section 3.02(d), shall use commercially reasonable efforts to obtain and provide to the Trustee and the Independent Reserve Engineers such information as may be reasonably necessary in connection with the preparation of the reserve report. The Trustee and SandRidge shall use commercially reasonable efforts to cause each reserve report prepared pursuant to this Section 3.13 to be completed and delivered to them within 30 days after the effective date of the report or such shorter period as may be required to enable the Trustee to comply with the provisions of Section 5.03.

Section 3.14.                                       No Liability for Recordation. SandRidge shall be solely responsible, and the Trustee and the Delaware Trustee shall have no responsibility, for the filing of the Conveyances, the Drilling Mortgages in the real property records of any jurisdiction in which the Underlying Properties are located. Neither the Trustee, the Delaware Trustee, the Bank nor any of their respective Agents shall be liable to the Trust Estate or any Trust Unitholder for any loss, claim or damage resulting from, or arising out of, the failure to file, or failure to properly file, the Conveyances and the Drilling Mortgages in any real property records of any jurisdiction. SandRidge shall deliver file-stamped copies of such documents showing the recording information to the Trustee reasonably promptly after recording such documents.

Section 3.15.                                       Quarterly Cash and Other Distributions.

(a)                                  On or before each Quarterly Payment Date, the Trustee shall pay the Quarterly Cash Distribution Amount in respect of the Quarterly Period to which such Quarterly Payment Date relates, regardless of the source or character of the assets to be distributed, in the following order of priority:

(i)                                     During the Subordination Period:

(A)                              First, 100% to the Common Unitholders on a pro rata basis with respect to each Common Unit until there has been distributed with respect to each Common Unit for such quarterly period an amount equal to the Subordination Threshold for such Quarterly Period;

(B)                                Second, 100% to the Subordinated Unitholders on a pro rata basis with respect to each Subordinated Unit until there has been distributed with respect to each Subordinated Unit for such quarterly period an amount equal to the Subordination Threshold for such Quarterly Period;

(C)                                Third, 100% to the Trust Unitholders on a pro rata basis with respect to each Trust Unit until aggregate per Unit distributions to holders of Trust Units for such Quarterly Period equal the Incentive Threshold for such Quarterly Period; and

(D)                               Thereafter, (x) 50% to SandRidge (such amounts, “Incentive Distributions”) and (y) 50% to the Trust Unitholders on a pro rata basis with respect to each Trust Unit.

(ii)                                  After the Subordination Period, 100% to the holders of Common Units (including Subordinated Units converted to Common Units) on a pro rata basis with respect to each Common Unit.

(b)                                 The Trustee shall distribute 100% of all Sales Proceeds Amounts to the Trust Unitholders on a pro rata basis on the Quarterly Payment Date following the Quarterly Period in which such sale occurred.

(c)                                  All distributions made by the Trustee under this Section 3.15 to Trust Unitholders shall be made to the holders of record of the applicable Trust Units on the Quarterly Record Date and SandRidge, as applicable.

Section 3.16.                                       Conversion of Subordinated Units to Common Units.  At the expiration of the Subordination Period, all Subordinated Units shall automatically convert to Common Units on a one-for-one basis.

Section 3.17.                                       Entity-Level Taxation. If legislation is enacted or the official interpretation of existing legislation is modified by a governmental authority, which after giving effect to such enactment or modification, results in the Trust becoming subject to U.S. federal, state or local or non-U.S. income or withholding taxes in excess of the amount of such taxes due from the Trust prior to such enactment or modification (including, for the avoidance of doubt, any increase in the rate of such taxation applicable to the Trust), then the Trustee may, in its sole discretion, reduce the Target Distribution by the amount of such income or withholding taxes that are payable by reason of any such new legislation or interpretation (the “Incremental Income Tax”), or any portion thereof selected by the Trustee, in the manner provided in this Section 3.17. If the Trustee elects to reduce the Target Distribution for any Quarterly Period with respect to all or a portion of the Incremental Income Taxes, the Trustee shall estimate for such Quarterly Period the Trust’s liability (the “Estimated Incremental Quarterly Tax Amount”) for all (or the relevant portion of) such Incremental Income Taxes; provided, that any difference between such estimate and the actual liability for Incremental Income Taxes (or the relevant portion thereof) for such Quarterly Period may, to the extent determined by the Trustee, be taken into account in determining the Estimated Incremental Quarterly Tax Amount with respect to each Quarterly Period in which any such difference can be determined. For each such Quarterly Period, the Target Distribution shall be the product obtained by multiplying (a) the amount therefor that is set out herein prior to the application of this Section 3.17 times (b) the quotient obtained by dividing (i) cash and cash equivalents available for distribution with respect to such Quarterly Period by (ii) the sum of cash and cash equivalents available for distribution with respect to such Quarterly Period and the Estimated Incremental Quarterly Tax Amount for such Quarterly Period, as determined by the Trustee. For purposes of the foregoing, cash and cash equivalents available for distribution with respect to a Quarterly Period will be deemed reduced by the Estimated Incremental Quarterly Tax Amount for that Quarterly Period. After reducing the Target Distribution in accordance with this Section 3.17, the Subordination Threshold shall be adjusted to 80% of the reduced Target Distribution and the Incentive Threshold shall be adjusted to 120% of the reduced Target Distribution.

ARTICLE IV
TRUST UNITS AND BENEFICIAL INTEREST

Section 4.01.                                       Creation.

(a)                                  Ownership of the Beneficial Interest shall be divided into [•] Trust Units, of which [•] shall be Common Units and [•] shall be Subordinated Units.

(b)                                 The Trust Unitholders shall be the sole beneficial owners of the Trust Estate and the Trust.  The Trust Units shall initially be uncertificated and ownership thereof evidenced by entry of a notation in an ownership ledger maintained for such purpose by the Trustee or a transfer agent designated by the Trustee.

Section 4.02.                                       Rights of Trust Unitholders; Limitation on Personal Liability of Trust Unitholders. Each Trust Unit shall represent a pro rata share of the Beneficial Interest and shall entitle its holder to participate pro rata, subject to the distinctions between Subordinated Units and Common Units provided in Section 3.15 hereof, in the rights and benefits of Trust Unitholders under this Agreement. A Trust Unitholder (whether by assignment or otherwise) shall take and hold each Trust Unit subject to all the terms and provisions of this Agreement which shall be binding upon and inure to the benefit of the successors, assigns, legatees, heirs and personal representatives of such Trust Unitholder. By an assignment or a transfer of one or more Trust Units, the assignor thereby shall, with respect to such assigned or transferred Trust Unit or Trust Units, part with, except as required by federal or state tax laws and as provided in Section 4.03 hereof in the case of a transfer after a Quarterly Record Date and prior to the corresponding Quarterly Payment Date, (a) all of its Beneficial Interest attributable to such Trust Unit or Trust Units and (b) all interests, rights and benefits of a Trust Unitholder under the Trust and this Agreement that are attributable to such Trust Unit or Trust Units as against all other Trust Unitholders, the Trust and the Trustee, including, without limiting the generality of the foregoing, any and all rights to receive cash distributions pursuant to Section 3.15 with respect to the Trust Units so assigned or transferred, for any Quarterly Period or Quarterly Periods subsequent to the Quarterly Period that relates to the last Quarterly Record Date on which the assignor owned such Trust Units. The Trust Units and the rights, benefits and interests evidenced thereby (including, without limiting the foregoing, the entire Beneficial Interest) are and, for all purposes, shall be construed, to be in all respects intangible personal property, and the Trust Units shall be bequeathed, assigned, disposed of and distributed as intangible personal property. No Trust Unitholder shall have legal title or a direct ownership interest in or to any real property interest or tangible personal property interest that may be considered a part of the Trust Estate, including, without limiting the foregoing, the Royalty Interests or any part thereof, or in or to any other asset of the Trust Estate, but the sole interest of each Trust Unitholder shall be his pro rata share of the Beneficial Interest. No Trust Unitholder shall have the right to call for or demand or secure any partition or distribution of the Royalty Interests or any other asset of the Trust Estate or any accounting during the continuance of the Trust or during the period of liquidation and winding up of the Trust under Section 9.03 of this Agreement. Pursuant to Section 3803(a) of the Trust Act, the Trust Unitholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

Section 4.03.                                       Effect of Transfer. As to matters affecting the title, ownership, warranty or transfer of Trust Units, Article 8 of the Uniform Commercial Code and the Uniform Act for Simplification of Fiduciary Security Transfers, each as adopted and then in force in the State of Delaware, and other statutes and rules pertaining to the transfer of securities, each as adopted and then in force in the State of Delaware, shall govern and apply. The death of any Trust Unitholder shall not entitle the Transferee of such Trust Unitholder to an accounting or valuation for any purpose pursuant to the terms hereof.

Section 4.04.                                       Determination of Ownership. In the event of any disagreement between Persons claiming to be Transferees of any Trust Unit, or in the event of any question on the part of the Trustee when presented with a request for transfer of a Trust Unit, that the Trustee believes is not fully resolved by opinions of counsel or other documents obtained in connection therewith, then, in addition to other rights that it may have under applicable law, the Trustee shall be entitled at its option to refuse to recognize any such claim so long as such disagreement or question shall continue. In so refusing, the Trustee may elect to refrain or refuse to act with respect to the interest represented by the Trust Unit involved, or any part thereof, or of any sum or sums of money accrued or accruing thereunder, and, in so doing, the Trustee shall not be or become liable to any Person for the failure or refusal of the Trustee to comply with such conflicting claims or requests for transfer, and shall be entitled to continue so to refrain and refuse so to act, until:

(a)                                  the rights of the adverse claimants or the questions of the Trustee have been adjudicated by a final nonappealable judgment of a court assuming and having jurisdiction of the parties and the interest and money involved, or

(b)                                 all differences have been resolved by valid agreement between said parties and the Trustee shall have been notified thereof in writing signed by all of the interested parties.

Section 4.05.                                                Transfer Agent    The Trustee may serve as transfer agent or may designate a transfer agent at any time.  The initial transfer agent shall be American Stock Transfer & Trust Company, LLC.  The Trustee may dismiss the transfer agent and designate a successor transfer agent at any time with or without reason.  Any entity serving as transfer agent shall be entitled to payment of its fees in accordance with the terms of its engagement.

ARTICLE V
ACCOUNTING AND DISTRIBUTIONS; REPORTS

Section 5.01.                                       Fiscal Year and Accounting Method. The Trust shall adopt the calendar year as its fiscal year and shall maintain its books on an appropriate basis to comply with Sections 5.03 and 5.04, except to the extent such books must be maintained on any other basis pursuant to applicable law or pursuant to Annex A.

Section 5.02.                                       Quarterly Cash Distribution Amount. On or prior to the Quarterly Record Date, the Trustee shall, in the manner required by the rules of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading, communicate to the Trust Unitholders the amount of the Quarterly Cash Distribution Amount and the Sales Proceeds Amount, if any, for the relevant Quarterly Period.

Section 5.03.                                       Reports to Trust Unitholders and Others.

(a)                                 Within 45 days following the end of each of the first three Quarterly Periods of each calendar year (or such shorter period of time as may be required by the rules and regulations of the Commission adopted with respect to the Exchange Act or of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading), the Trustee shall mail to each Person who was a Trust Unitholder of record on the Quarterly Record Date for such Quarterly Period a report, which may be a copy of the Trust’s Quarterly Report on Form 10-Q under the Exchange Act, which shall show in reasonable detail the assets and liabilities and receipts and disbursements of the Trust for such Quarterly Period; provided, however, the obligation to mail a report to each Trust Unitholder of record shall be deemed to be satisfied if the Trustee files a copy of the Trust’s Quarterly Report on Form 10-Q on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system maintained by the Commission or any successor system or otherwise makes such report publicly available on an Internet website that is generally accessible to the public.

(b)                                 Within 90 days following the end of each fiscal year (or such shorter period of time as may be required by the rules and regulations of the Commission adopted with respect to the Exchange Act or of any securities exchange or quotation system on which the Trust Units are listed or admitted to trading), the Trustee shall mail to each Person who was a Trust Unitholder of record on a date to be selected by the Trustee an annual report, containing financial statements audited by an independent registered public accounting firm selected by the Trustee, plus such annual reserve information regarding the Royalty Interests as may be required by the rules and regulations of the Commission; provided, however, the obligation to mail a report to each Trust Unitholder of record shall be deemed to be satisfied if the Trustee files a copy of the Trust’s Annual Report on Form 10-K on the EDGAR system maintained by the Commission or any successor system or otherwise makes such report publicly available on an Internet website that is generally accessible to the public.

(c)                                  Notwithstanding any time limit imposed by Section 5.03(a) and (b), if, due to a delay in receipt by the Trustee of information necessary for preparation of a report or reports required by such sections, the Trustee shall be unable to prepare and mail such report or reports within such time limit, the Trustee shall prepare and mail such report or reports as soon thereafter as practicable.

Section 5.04.                                       Reports from SandRidge to the Trustee. Promptly following each of the first three Quarterly Periods and following the completion of each fiscal year, SandRidge shall deliver to the Trustee a statement of the computation of the proceeds for such Quarterly Period or fiscal year, as the case may be, as well as an update on the number of Development Wells that have been drilled pursuant to the Development Agreement (identifying such Development Wells) and production information for such period.

Section 5.05.                                       U.S. Federal Income Tax Provisions. The U.S. federal income tax provisions set forth in Annex A (the “Tax Provisions”) are intended to comply with U.S. federal income tax law governing the allocation of items of income, gain, loss and deduction of the Trust (in its status as a partnership for tax purposes) and the maintenance of the capital accounts of the Trust Unitholders and are incorporated herein by reference. Any conflict between the provisions of this Agreement and the Tax Provisions shall be governed by the Tax Provisions to the extent of such conflict.  In the event this Agreement is silent regarding a matter that is explicitly addressed in the Tax Provisions, the Tax Provisions shall prevail.

ARTICLE VI
LIABILITY OF DELAWARE TRUSTEE AND TRUSTEE AND
METHOD OF SUCCESSION

Section 6.01.                                       Liability of Delaware Trustee, Trustee and Agents.

(a)                                 Except as expressly set forth in this Agreement, none of the Trustee or the Delaware Trustee shall have any duties or liabilities, including fiduciary duties, to the Trust or any Trust Unitholder. To the extent that, at law or in equity, the Trustee and the Delaware Trustee have duties, including fiduciary duties, and liabilities relating thereto to the Trust or any Trust Unitholder, the Trustee and the Delaware Trustee shall not be liable to the Trust or to any Trust Unitholder for its good faith reliance on the provisions of this Agreement. For the avoidance of doubt, to the fullest extent permitted by law, no person other than the Trustee and the Delaware Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, any Trust Unitholder or any other Person. The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of the Trustee or the Delaware Trustee or any other Person otherwise existing at law or in equity are agreed by the parties hereto and the Trust to replace such other duties and liabilities of the Trustee, the Delaware Trustee and such other Persons.

(b)                                 Notwithstanding any other provision of this Agreement, each of the Delaware Trustee and the Trustee, in carrying out its powers and performing its duties, may act directly or in its discretion (at the expense of the Trust) through Agents pursuant to agreements entered into with any of them, and each of the Delaware Trustee and the Trustee shall be liable only for (i) its own willful misconduct, (ii) acts or omissions in bad faith or that constitute gross negligence, and (iii) taxes, fees or other charges based on any fees, commissions or compensation received by it in connection with any of the transactions contemplated by this Agreement, and shall not otherwise be liable under any circumstances whatsoever, including but not limited to any act or omission of any Agent unless such Entity has acted with willful misconduct, in bad faith or with gross negligence in the selection, retention or supervision of such Agent. Notwithstanding any other provision of this Agreement, each Agent of the Delaware Trustee and the Trustee (including SandRidge and any of its Affiliates when acting as such), in carrying out its powers and performing its duties, may act directly or in its discretion (at the expense of the Trust) through its own agents and shall not otherwise be liable for any act or omission unless such Agent has acted with willful misconduct, in bad faith or with gross negligence. Neither the Trustee nor the Delaware Trustee shall have any liability to any Persons other than the Trust or the Trust Unitholders in accordance with Section 3803 of the Trust Act and, for the avoidance of any doubt, neither shall have any liability hereunder to the Trust Unitholders absent (i) its own willful misconduct or (ii) acts or omissions in bad faith or which constitute gross negligence. No Trustee or Delaware Trustee shall be individually liable by reason of any act or omission of any other Trustee or Delaware Trustee.  Except in the event of a claim brought against the Trustee or the Delaware Trustee for willful misconduct, acts or omissions in bad faith or gross negligence, all Persons that have any claim against the Trustee or the Delaware Trustee by reason of the transactions contemplated by this Agreement or any other agreement or instrument related to the Trust shall look only to the Trust’s property for payment or satisfaction thereof.  In the event of a claim brought against the Delaware Trustee or the Trustee for willful misconduct, acts or omissions in bad faith or gross negligence, their “management liability” insurance coverages (that is, directors & officers liability and crime insurance coverages) shall be primary to, and non-contributing with, any other insurance maintained by the Trust Unitholders.

(c)                                  Each of the Delaware Trustee and the Trustee, and each Agent of the Delaware Trustee or the Trustee (including SandRidge and any of its Affiliates when acting as such), shall be protected in relying or reasonably acting upon any notice, certificate, opinion or advice of counsel or tax advisor; report of independent registered public accounting firm, petroleum engineer, geologist, auditor or other expert. In addition, each of the Delaware Trustee and the Trustee, and each Agent of the Delaware Trustee or the Trustee (including SandRidge and any of its Affiliates when acting as such) shall be protected in relying or reasonably acting upon any other document or instrument reasonably believed by such entity or Person to be true and accurate. Each of the Delaware Trustee and the Trustee, and each Agent of the Delaware Trustee or the Trustee (including SandRidge and any of its Affiliates when acting as such), is specifically authorized to rely upon the application of Article 8 of the Uniform Commercial Code, the application of the Uniform Act for Simplification of Fiduciary Security Transfers and the application of other statutes and rules with respect to the transfer of securities, each as adopted and then in force in the State of Delaware, as to all matters affecting title, ownership, warranty or transfer of the Trust Units, without any personal liability for such reliance, and the indemnity granted under Section 6.02 of this Agreement shall specifically extend to any matters arising as a result thereof. Further, and without limiting the foregoing, each of the Delaware Trustee and the Trustee is specifically authorized and directed to rely upon the validity of each of the Conveyances and the title held by the Trust in the Royalty Interests pursuant thereto and the validity of the Derivatives Agreement and Direct Hedge Contracts, and is further specifically authorized and directed to rely upon opinions of counsel in the States of Oklahoma and Kansas, as applicable, where the Underlying Properties are located, and on any notice, certificate or other statement of SandRidge or information furnished by SandRidge without any liability in any capacity for such reliance.

Section 6.02.                                       Indemnification of Trustee or Delaware Trustee.

(a)                                 The Trustee and the Delaware Trustee, as well as each of their respective Agents (including SandRidge and any of its Affiliates when acting as such) and Affiliates, shall be indemnified and held harmless by, and receive reimbursement from, the Trust against and from any and all liabilities, obligations, actions, suits, costs, expenses, claims, damages, losses, penalties, taxes, fees and other charges (collectively, “Expenses,” excluding, however, any taxes and fees payable by the Trustee and the Delaware Trustee based on any fees, commissions or compensation received by the Trustee and the Delaware Trustee for their services hereunder) incurred by it individually in the administration of the Trust, or as a result of any act done or performed or omission occurring on account of its being Trustee or Delaware Trustee (or such Agent or Affiliate), as applicable, except such Expenses as to which it is liable under Section 6.01 of this Agreement. Each of the Trustee and the Delaware Trustee shall have a lien upon the Trust Estate for payment of such indemnification and reimbursement (including, without limitation, repayment of any funds borrowed from any Entity serving as a fiduciary hereunder), as well as for compensation to be paid to such Entity, in each case entitling such Entity to priority as to payment thereof over payment to any other Person under this Agreement. Neither the Trustee, the Delaware Trustee, nor any of their respective Agents shall be entitled to any reimbursement or indemnification from any Trust Unitholder for any Expense incurred by the Delaware Trustee, or the Trustee or any of their respective Agents, their right of reimbursement and indemnification, if any, except as provided in Section 6.02(b) below, being limited solely to the Trust Estate, whether or not the Trust Estate is exhausted without full reimbursement or indemnification of the Trustee, the Delaware Trustee or any of their respective Agents. All legal or other expenses reasonably incurred by the Trustee or the Delaware Trustee in connection with the investigation or defense of any Expenses as to which such Entity is entitled to indemnity under this Section 6.02(a) shall be paid out of the Trust Estate.

(b)                                 SandRidge shall indemnify and hold harmless each of the Delaware Trustee and the Trustee (but not the Trust or Trust Unitholders), and any Agents and Affiliates thereof, individually and as trustee, against any Expenses to which such Entity or Agent thereof may become subject solely as a result of its position and service as trustee of the Trust under or with respect to any Environmental Law, insofar as such Expenses arise out of, are based upon or connected with the Underlying Properties, except for Expenses arising from any acts of such Entity or Agent not expressly contemplated hereunder.  SandRidge shall also indemnify and hold harmless each of the Delaware Trustee and the Trustee (but not the Trust or Trust Unitholders), and any Agents and Affiliates thereof, individually and as trustee, against any Expenses to which such Entity or Agent thereof may become subject solely as a result of its position and service as trustee of the Trust arising out of, based upon or connected with (i) any reset, termination and replacement, or other modification of any hedge contracts, (ii) the assignment, novation or other transfer of any hedge contracts, or (iii) the entry by the Trust into new hedge contracts, in each case pursuant to Section 2.02 of the Administrative Services Agreement or Article III of the Derivatives Agreement.  The obligations of SandRidge hereunder may be assigned or transferred to any Entity acquiring the Underlying Property to which each Expense relates; provided, however, such Entity unconditionally agrees in writing, reasonably satisfactory to the Trustee and the Delaware Trustee, to assume SandRidge’s obligations under this Section 6.02(b).

(c)                                  If any action or proceeding shall be brought or asserted against the Trustee or the Delaware Trustee or any Agent or Affiliate thereof (each referred to as an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which indemnity may be sought from SandRidge (the “Indemnifying Party”) pursuant to Section 6.02(b) hereof, of which the Indemnified Party shall have received notice, the Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all expenses. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory (including the qualifications of such counsel) to the Indemnified Party in respect of any such action or proceeding or (iii) the named parties to any such action or proceeding include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnified Party and the Indemnified Party may employ such counsel for the defense of such action or proceeding as is reasonably satisfactory to the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys for the Indemnified Parties at any time). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditional or delayed), but, if settled with such written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party agrees (to the extent stated above) to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement or judgment to the extent provided for in Section 6.02(b).

(d)                                 Any claim for indemnification pursuant to this Section 6.02 shall survive the termination of this Agreement and the resignation or removal of any Indemnified Party.

Section 6.03.                                       Resignation of Delaware Trustee and Trustee. The Delaware Trustee or the Trustee may resign with or without cause, at any time by written notice to SandRidge or the other Trustee. Upon receiving the notice of resignation from the Delaware Trustee or the Trustee, as applicable, SandRidge shall provide notice to each of the then Trust Unitholders of record in accordance with Section 12.08 of this Agreement. Such notice shall specify a date when such resignation shall take effect, which shall be a Business Day not less than 60 days after the date such notice is mailed; provided, however, that in no event shall any resignation of the Trustee be effective until a successor Trustee (including a temporary trustee appointed pursuant to Section 6.05 of this Agreement) has accepted its appointment as Trustee pursuant to the terms hereof; and provided, further, that in no event shall any resignation of the

Delaware Trustee be effective until a successor Delaware Trustee has accepted its appointment as Delaware Trustee pursuant to the terms hereof.

Section 6.04.                                       Removal of Delaware Trustee and Trustee. The Delaware Trustee or the Trustee may be removed as trustee hereunder, with or without cause, by the vote of a Special Unit Majority at a meeting duly called and held in accordance with Article VIII; provided, however, that any removal of the Delaware Trustee shall be effective only at such time as a successor Delaware Trustee, fulfilling the requirements of Section 3807(a) of the Trust Act, has been appointed and has accepted such appointment; and provided, further, that any removal of the Trustee shall be effective only at such time as a successor Trustee has been appointed and has accepted such appointment in accordance with Section 6.05.

Section 6.05.                                       Appointment of Successor Delaware Trustee or Trustee. In the event of the resignation or removal of the Delaware Trustee or the Trustee or if any such Entity has given notice of its intention to resign as the Delaware Trustee or the Trustee, (i) with respect to the Delaware Trustee, the Trustee may appoint a successor Delaware Trustee, or (ii) with respect to either the Delaware Trustee or the Trustee, a successor trustee may be appointed by the vote of a Special Unit Majority at a meeting duly called and held in accordance with Article VIII. Nominees for appointment may be made by (i) SandRidge, (ii) the resigned, resigning or removed trustee or (iii) any Trust Unitholder or Trust Unitholders owning of record at least 10% of the then outstanding Trust Units. Any successor Trustee shall be a bank or trust company having combined capital, surplus and undivided profits of at least $100,000,000. Any successor Delaware Trustee shall be a bank or trust company having its principal place of business in the State of Delaware and having combined capital, surplus and undivided profits of at least $20,000,000. Notwithstanding any provision herein to the contrary, in the event that a new trustee has not been approved within 60 days after a notice of resignation, a vote of Trust Unitholders removing a trustee or other occurrence of a vacancy, a successor trustee may be appointed by any State or Federal District Court having jurisdiction in New Castle County, Delaware, upon the application of any Trust Unitholder, SandRidge or the Entity tendering its resignation or being removed as trustee filed with such court, and in the event any such application is filed, such court may appoint a temporary trustee at any time after such application is filed, which shall, pending the final appointment of a trustee, have such powers and duties as the court appointing such temporary trustee shall provide in its order of appointment, consistent with the provisions of this Agreement. Any such temporary trustee need not meet the minimum standards of capital, surplus and undivided profits otherwise required of a successor trustee under this Section 6.05. Nothing herein shall prevent the same Entity from serving as both the Delaware Trustee and the Trustee if it meets the qualifications thereof.

Immediately upon the appointment of any successor trustee, all rights, titles, duties, powers and authority of the predecessor trustee hereunder (except to the predecessor trustee’s rights to amounts payable under Article VII or Section 6.02 hereof accruing through the appointment of such successor trustee) shall be vested in and undertaken by the successor trustee, which shall be entitled to receive from the predecessor trustee all of the Trust Estate held by it hereunder and all records and files of the predecessor trustee in connection therewith. Any resigning or removed trustee shall account to its successor for its administration of the Trust. All successor trustees shall be fully protected in relying upon such accounting and no successor trustee shall be obligated to examine or seek alteration of any account of any preceding trustee, nor shall any successor trustee be personally liable for failing to do so or for any act or omission of any preceding trustee. The preceding sentence shall not prevent any successor trustee or any other Person from taking any action otherwise permissible in connection with any such account.

Section 6.06.                                       Laws of Other Jurisdictions. If, notwithstanding the other provisions of this Agreement (including, without limitation, Section 12.06 hereof), the laws of jurisdictions other than the State of Delaware (each being referred to below as “such jurisdiction”) apply to the administration of the Trust or the Trust Estate under this Agreement, the following provisions shall apply.

If it is necessary or advisable for a trustee to serve in such jurisdiction and if the Trustee is disqualified from serving in such jurisdiction or for any other reason fails or ceases to serve there, the ancillary trustee in such jurisdiction shall be such Entity, which need not meet the requirements set forth in the third sentence of Section 6.05 of this Agreement, as shall be designated in writing by SandRidge and the Trustee. To the extent permitted under the laws of such jurisdiction, SandRidge and the Trustee may remove the trustee in such jurisdiction, without cause and without necessity of court proceeding, and may or may not appoint a successor trustee in such jurisdiction from time to time. The trustee serving in such jurisdiction shall, to the extent not prohibited under the laws of such jurisdiction, appoint the Trustee to handle the details of administration in such jurisdiction. The trustee in such jurisdiction shall have all rights, powers, discretions, responsibilities and duties as are delegated in writing by the Trustee, subject to such limitations and directions as shall be specified by the Trustee in the instrument evidencing such appointment. Any trustee in such jurisdiction shall be responsible to the Trustee for all assets with respect to which such trustee is empowered to act.

To the extent the provisions of this Agreement and Delaware law cannot be made applicable to the administration in such jurisdiction, the rights, powers, duties and liabilities of the trustee in such jurisdiction shall be the same (or as near the same as permitted under the laws of such jurisdiction if applicable) as if governed by Delaware law. In all events, the administration in such jurisdiction shall be as free and independent of court control and supervision as permitted under the laws of such jurisdiction. The fees and expenses of any ancillary trustee shall constitute an administrative expense of the Trust payable from the Trust Estate. Whenever the term “Trustee” is applied in this Agreement to the administration in such jurisdiction, it shall refer only to the trustee then serving in such jurisdiction.

Section 6.07.                                       Reliance on Experts. The Trustee and the Delaware Trustee may, but shall not be required to, consult with counsel (which may but need not be counsel to SandRidge), accountants, tax advisors, geologists, engineers and other parties (including employees of the Trustee or Delaware Trustee, as applicable) deemed by the Trustee or the Delaware Trustee to be qualified as experts on the matters submitted to them, and, subject to Section 6.01 but notwithstanding any other provision of this Agreement, the Trustee and the Delaware Trustee shall be entitled to rely upon the opinion or advice of any such party on any such matter and shall not be held liable in respect of any action taken, omitted or suffered hereunder in good faith in reliance upon and in accordance with the opinion or advice of any such party. Each of the Trustee and the Delaware Trustee is authorized to make payments of all reasonable fees for services and expenses thus incurred out of the Trust Estate. Neither the

Delaware Trustee nor the Trustee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Delaware Trustee and the Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner or ascertainment of which is not specifically prescribed herein, the Delaware Trustee and the Trustee may for all purposes hereof rely on a certificate, signed by the chief executive officer, president or any vice president or by the treasurer or any assistant treasurer and by the secretary or any assistant secretary of the relevant party (including without limitation SandRidge), as to such fact or matter, and shall not be held liable for any action taken or omitted to be taken by it in good faith in reliance thereon.

Section 6.08.                                       Force Majeure. The Trustee and the Delaware Trustee shall not incur any liability to any Trust Unitholder if, by reason of any current or future law or regulation thereunder of any governmental authority, or by reason of any act of God, war or other circumstance beyond its control, the Trustee or the Delaware Trustee is prevented or forbidden from doing or performing any act or thing required by the terms hereof to be done or performed; nor shall the Trustee or the Delaware Trustee incur any liability to any Trust Unitholder by reason of any nonperformance or delay caused as aforesaid in the performance of any act or thing required by the terms hereof to be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for herein caused as aforesaid.

Section 6.09.                                       Failure of Action by SandRidge. In the event that SandRidge shall fail or is unable to take any action as required under any provision of the Transaction Documents to which SandRidge is a party, the Trustee is empowered (but shall not be required) to take such action.

Section 6.10.                                       Action Upon Instructions. Whenever the Delaware Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, or is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, the Delaware Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Trustee requesting instruction as to the course of action to be adopted, and, to the extent the Delaware Trustee acts in good faith in accordance with any such instruction received, the Delaware Trustee shall not be liable on account of such action to any Person. If the Delaware Trustee shall not have received appropriate instructions within ten calendar days of sending such notice to the Trustee (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action which is consistent, in its view, with this Agreement, and the Delaware Trustee shall have no liability to any Person for any such action or inaction.

Section 6.11.                                       Management of Trust Estate. The Delaware Trustee shall have no duty or obligation to manage, control, prepare, file or maintain any report, license or registration, use, sell, dispose of or otherwise deal with the Trust Estate, or otherwise to take or refrain from taking any action under or in connection with this Agreement, or any other document or instrument, except as expressly required hereby.

Section 6.12.                                       Validity. The Delaware Trustee shall not be responsible for or in respect of and makes no representations as to the validity or sufficiency of any provision of this Agreement or for the due execution hereof by the other parties hereto or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, and the Delaware Trustee shall in no event assume or incur any liability, duty or obligation to SandRidge, the Trustee or any Trust Unitholder, other than as expressly provided for herein. The Delaware Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any of the Trust Units.

Section 6.13.                                       Rights and Powers; Litigation. The Delaware Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation or arbitration under this Agreement or otherwise or in relation to this Agreement, at the request, order or direction of the Trustee, any Trust Unitholder or SandRidge unless the Trustee, Trust Unitholder or SandRidge, as the case may be, has or have offered to the Delaware Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that may be incurred by the Delaware Trustee therein or thereby. The Delaware Trustee shall be under no obligation to appear in, prosecute or defend any action, or to take any other action other than the giving of notices, that in its opinion may require it to incur any out-of-pocket expense or any liability unless it shall be furnished with such security and indemnity against such expense or liability as it may reasonably require. The right of the Delaware Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Delaware Trustee shall not be personally liable or accountable for the performance of any such act except as specifically provided in Section 6.01.

Section 6.14.                                       No Duty to Act Under Certain Circumstances. Notwithstanding anything contained herein to the contrary, the Delaware Trustee will not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action would (i) require the consent, approval, authorization or order of, the giving of notice to, the registration with or the taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than in the State of Delaware, (ii) result in any fee, tax or governmental charge under the laws of any jurisdiction or any political subdivisions thereof other than the State of Delaware becoming payable by the Delaware Trustee or (iii) subject the Delaware Trustee to personal jurisdiction in any jurisdiction other than the State of Delaware for causes of action arising from acts unrelated to the consummation of the transactions by the Delaware Trustee contemplated hereby.

Section 6.15.                                       Indemnification of the Trust.  SandRidge agrees to indemnify and hold harmless the Trust from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorney’s fees and expenses, (i) incurred under Section 8 of the Underwriting Agreement as well as (ii) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (as defined in the Underwriting Agreement), the Securities Act Registration Statement, the Time of Sale Information (as defined in the Underwriting

Agreement), any Issuer Free Writing Prospectus (as defined in the Underwriting Agreement), the Pricing Prospectus (as defined in the Underwriting Agreement) or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Preliminary Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus, the Pricing Prospectus or the Prospectus or in any amendment or supplement thereto, in the light of the circumstances under which they were made) not misleading.

ARTICLE VII
COMPENSATION OF THE TRUSTEE AND THE DELAWARE TRUSTEE

Section 7.01.                                       Compensation of Trustee and Delaware Trustee. The Trustee shall receive compensation for its services under this Agreement as set forth on Schedule 3. The Delaware Trustee shall receive an annual fee of $2,400 as compensation for its services under this Agreement. Each of the Trustee and the Delaware Trustee shall be reimbursed for all actual expenditures made in connection with administration of the Trust, including those made on account of any unusual duties in connection with matters pertaining to the Trust and the reasonable compensation and expenses of their counsel, accountants or other skilled persons and of all other persons not regularly in their employ. The Trustee and the Delaware Trustee shall each be entitled to reasonable additional compensation for any unusual or extraordinary services rendered by the Trustee or by the Delaware Trustee in connection with the administration of the Trust.

Section 7.02.                                       Reimbursement of SandRidge. SandRidge shall be entitled to reimbursement from the Trust for all out-of-pocket costs and expenses paid by SandRidge, acting in its capacity as Agent of the Trust (including without limitation legal, accounting, engineering and printing costs) but excluding those costs and expenses specified in Section 3.12(d) and in Section 6.02(b) of this Agreement as costs and expenses to be paid by SandRidge and excluding any costs and expenses that have been or will be reimbursed pursuant to the Administrative Services Agreement, promptly upon submission of written evidence thereof to the Trustee.

Section 7.03.                                       Source of Funds. Except as provided in Section 3.12 and Section 6.02(b) of this Agreement, all compensation, reimbursements and other charges owing to the Trustee or the Delaware Trustee hereunder shall constitute indebtedness hereunder, shall be payable by the Trust out of the Trust Estate and such Entity shall have a lien on the Trust Estate for payment of such compensation, reimbursements and other charges, entitling such Entity to priority as to payment thereof over payment to any other Person under this Agreement.

Section 7.04.                                       Ownership of Units by SandRidge, the Delaware Trustee and the Trustee. Each of the Delaware Trustee and the Trustee, in its individual or other capacity, may become the owner or pledgee of Trust Units with the same rights it would have if it were not a trustee hereunder. SandRidge and its Affiliates may become the owner of additional Trust Units, with the same rights and entitled to the same benefits as any other Trust Unitholder, except to the extent the Subordinated Unitholders have different rights than Common Unitholders.

ARTICLE VIII
MEETINGS OF TRUST UNITHOLDERS

Section 8.01.             Purpose of Meetings. A meeting of the Trust Unitholders may be called at any time and from time to time pursuant to the provisions of this Article VIII to transact any business that the Trust Unitholders may be authorized to transact; provided, however, that nothing herein shall require the Trustee to call annual or other periodic meetings of the Trust Unitholders.

Section 8.02.             Call and Notice of Meetings. Any such meeting of the Trust Unitholders may be called by the (i) Trustee or (ii) by Trust Unitholders owning of record not less than 10% in number of the then outstanding Trust Units. The Trustee may, but shall not be obligated to, call meetings of Trust Unitholders to consider amendments, waivers, consents and other changes relating to the Transaction Documents to which the Trust is a party. In addition, at the written request of the Delaware Trustee, unless the Trustee appoints a successor Delaware Trustee in accordance with Section 6.05, the Trustee shall call such a meeting but only for the purpose of appointing a successor to the Delaware Trustee upon its resignation. All such meetings shall be held at such time and at such place as the notice of any such meeting may designate. Except as may otherwise be required by any applicable law or by the rules of any securities exchange or quotation system on which the Trust Units may be listed or admitted to trading, notice of every meeting of the Trust Unitholders authorized by the Trustee or the Trust Unitholders calling the meeting, setting forth the time and place of the meeting and in general terms the matters proposed to be acted upon at such meeting, shall be given in accordance with Section 12.08 of this Agreement not more than 60 nor less than 20 days before such meeting is to be held to all of the Trust Unitholders of record at the close of business on a record date selected by the Trustee (the “Record Date Trust Unitholders”), which shall be not more than 60 days before the date of such notice. No matter other than that stated in the notice shall be acted upon at any meeting unless such action is approved by the Trust Unitholders. Only Record Date Trust Unitholders shall be entitled to notice of and to exercise rights at or in connection with the meeting. All costs associated with calling any meeting of the Trust Unitholders shall be borne by the Trust, except that the costs associated with the calling of a meeting of the Trust Unitholders called by Trust Unitholders owning of record not less than 10% in number of the then outstanding Trust Units shall be borne by the Trust Unitholders that called such meeting of Trust Unitholders.

Section 8.03.             Method of Voting and Vote Required. Each Record Date Trust Unitholder shall be entitled to one vote for each Trust Unit owned by such Record Date Trust Unitholder on the record date, and any Record Date Trust Unitholder may vote in person or by proxy. Abstentions and broker non-votes shall not be deemed to be a vote cast. At any such meeting, the presence in person or by proxy of Record Date Trust Unitholders holding a majority of the Trust Units held by all Record Date Trust Unitholders shall constitute a quorum. Except as otherwise expressly provided in this Agreement, any matter shall be deemed to have been approved by the Trust Unitholders if it is approved by the affirmative vote of Record Date

Trust Unitholders holding a majority of the Trust Units present in person or by proxy at a meeting at which a quorum is present.

Section 8.04.             Conduct of Meetings. The Trustee may make such reasonable regulations consistent with the provisions hereof as it may deem advisable for any meeting of the Trust Unitholders, for the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, the preparation and use at the meeting of a list authenticated by or on behalf of the Trustee of the Trust Unitholders entitled to vote at the meeting and such other matters concerning the conduct of the meeting as it shall deem advisable.

ARTICLE IX
DURATION, REVOCATION AND TERMINATION OF TRUST

Section 9.01.             Revocation. The Trust is and shall be irrevocable, and SandRidge, as trustor, after the Closing, retains no power to alter, amend (except as provided otherwise in this Article IX and in Section 10.02 hereof), revoke or terminate the Trust. The Trust shall be terminable only as provided in Section 9.02 of this Agreement, and shall continue until so terminated.

Section 9.02.             Termination. The Trust shall dissolve and commence winding-up its business and affairs upon the first to occur of the following events or times:

(a)           the disposition of all of the Royalty Interests and other assets (other than cash), tangible or intangible, including accounts receivable and claims or rights to payment, constituting the Trust Estate;

(b)           an election by the Trustee to dissolve the Trust that is approved by the holders of a Unit Majority at a meeting duly called and held in accordance with Article VIII;

(c)           the aggregate Quarterly Cash Distribution Amounts for any four consecutive quarters, on a cumulative basis, is less than $5.0 million;

(d)           the entry of a decree of judicial dissolution of the Trust pursuant to the provisions of the Trust Act; and

(e)           the Liquidation Date.

Section 9.03.             Disposition and Distribution of Assets and Properties. Notwithstanding the dissolution of the Trust pursuant to Section 9.02, the Trustee and the Delaware Trustee shall continue to act as trustees of the Trust Estate and as such shall exercise the powers granted under this Agreement until their duties have been fully performed and the Trust Estate finally distributed so that the affairs of the Trust have been wound up.

Upon the sale of all or a portion of the Trust Estate pursuant to Section 3.02 of this Agreement or the dissolution of the Trust pursuant to Section 9.02, the Trustee shall sell for cash in one or more sales all of the properties other than cash then constituting the Trust Estate after any reconveyance of assets to SandRidge pursuant to the Conveyances; provided, however,

SandRidge shall have a right of first refusal to acquire the subject properties being offered in each sale pursuant to the following procedures:

(a)           Within 30 days of the Liquidation Date, or after the date such sale pursuant to Section 3.02 is approved, as applicable, the Trustee shall use commercially reasonable efforts to retain a third-party advisor to market the subject properties;

(b)           If the Trustee receives a bona fide purchase offer from a proposed purchaser other than SandRidge and desires to sell all or part of the subject properties pursuant to this Section 9.03, then the Trustee shall give notice (the “Offer Notice”) to SandRidge, identifying the proposed purchaser from whom it has received a bona fide offer and setting forth the proposed sale price, payment terms and other material terms and conditions under which the Trustee is proposing to sell such subject properties to the proposed purchaser. SandRidge shall have 30 days from its receipt of the Offer Notice to elect, by written notice to the Trustee, to purchase the subject properties offered for sale on the terms and conditions set forth in the Offer Notice.

(c)           If SandRidge makes such election, the notice of election shall state a closing date not later than 60 days after the date of the Offer Notice (subject only to customary closing conditions that could delay such closing date, including obtaining necessary governmental approvals). If SandRidge makes such election and actually completes the purchase the subject properties, the proposed purchaser identified in the Offer Notice shall be entitled to receive reimbursement of its reasonable and documented expenses incurred in connection with its review and analysis of the subject properties and bid preparation. SandRidge shall pay the proposed purchaser 50 percent of such reimbursement, and the Trust shall pay the proposed purchaser 50 percent of such reimbursement; provided, however, the amount of such reimbursement shall be limited to 5 percent of the sales price received by the Trust for the subject properties.

(d)           If SandRidge does not give notice within the 30-day period following the Offer Notice that it elects to purchase such subject properties, the Trustee may, within 60 days after the end of such 30-day period, sell such subject properties to the identified purchaser on terms and conditions that are substantially the same as those previously set forth in such Offer Notice. In the event the Trustee shall desire to offer such subject properties for sale on terms and conditions other than terms and conditions that are substantially the same as those previously set forth in an Offer Notice, the procedures set forth in this Section 9.03 must again be initiated and applied with respect to the terms and conditions as modified.

(e)           If, after a reasonable marketing period, no bona fide purchase offer is received with respect to any or all of the subject properties from any party other than SandRidge, then SandRidge shall obtain, at the Trust’s expense, and deliver to the Trustee, a fairness opinion from a nationally-recognized valuation firm with expertise in valuing oil and natural gas properties stating that the proposed sale price to be paid by SandRidge to the Trust for the subject properties is fair to the Trust.

The Trustee shall not be required to obtain approval of the Trust Unitholders prior to performing any of its duties pursuant to this Section 9.03. Notwithstanding anything herein to the contrary, in no event may the Trustee distribute the Royalty Interests to the Trust Unitholders.

Upon completion of the dissolution and winding up of the Trust in accordance with Sections 9.02 and 9.03 hereof and Section 3808 of the Trust Act, the Trustee shall direct the Delaware Trustee to execute and file, and the Delaware Trustee shall execute and file or cause to be filed, a certificate of cancellation of the Trust’s Certificate of Trust in accordance with Section 3811 of the Trust Act. Upon the filing of such certificate of cancellation, the Trustee shall have no further duty or obligation or any further liability under this Agreement except as provided in Section 6.01.

Section 9.04.             Reorganization or Business Combination.

(a)           The Trust may merge or consolidate with or into, or convert into, one or more other Entities in accordance with Section 3815 of the Trust Act if such transaction (i) is agreed to by the Trustee, (ii) is approved by the vote of a Unit Majority at a meeting duly called and held in accordance with Article VIII and (iii) is permitted under the Trust Act and any other applicable law. The Trustee shall give prompt notice of such reorganization or business combination to the Delaware Trustee. Pursuant to and in accordance with the provisions of Section 3815(f) of the Trust Act, and notwithstanding anything else herein, an agreement of merger or consolidation approved in accordance with this Section 9.04 and Section 3815(a) of the Trust Act may effect any amendment to this Agreement or effect the adoption of a new trust agreement if it is the surviving or resulting trust in the merger or consolidation.

(b)           Upon the effective date of a certificate of merger duly filed in accordance with the Trust Act, the following shall be deemed to occur, in addition to such effects as may be specified under the Trust Act as then in effect:

(i)            all of the rights, privileges and powers of each of the business entities that have merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the surviving business entity and, after the merger or consolidation, shall be the property of the surviving business entity to the extent they were part of each constituent business entity;

(ii)           the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and shall not be in any way impaired because of the merger or consolidation;

(iii)          all rights of creditors and all liens on or security interest in property of any of those constituent business entities shall be preserved unimpaired;

(iv)          all debts, liabilities and duties of those constituent business entities shall attach to the surviving or resulting business entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contacted by it; and

(v)           if the Trust is the surviving or resulting entity, the governing instrument of the Trust shall be amended or a new governing instrument adopted as set forth in the certificate of merger.

(c)           Upon the effectiveness of a conversion of the Trust pursuant to Section 3821 of the Trust Act, the following shall be deemed to occur, in addition to such other effects as may be specified under the Trust Act as then in effect:

(i)            the Entity to which the Trust has converted shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Trust;

(ii)           all of the rights, privileges and powers of the Trust that has converted, and all property, real, personal and mixed, and all debts due to the Trust, as well as all other things and causes of action belonging to the Trust, shall remain vested in the other Entity to which the Trust has converted and shall be the property of such other Entity;

(iii)          the title to any real property vested by deed or otherwise in the Trust shall not revert or be in any way impaired;

(iv)          all rights of creditors and all liens on or security interests in any property of the Trust shall be preserved unimpaired; and

(v)           all debts, liabilities and duties of the Trust that has converted shall remain attached to the other Entity to which the Trust has converted, and may be enforced against it to the same extent as if such debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such other Entity.

(d)           A merger or consolidation effected pursuant to this Section 9.04 shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred.

ARTICLE X
AMENDMENTS

Section 10.01.           Prohibited Amendments. After the Closing, no amendment may be made to any provision of this Agreement that would:

(a)           increase the power of the Trust, or the Delaware Trustee or the Trustee on its behalf, to engage in business or investment activities;

(b)           alter the rights of the Trust Unitholders vis-a-vis each other, including by altering the Incentive Threshold (except as provided in Section 3.17), the Subordination Threshold, or the percentage of the Quarterly Cash Distribution Amount payable as Incentive Distributions;

(c)           permit the Trust to distribute the Royalty Interests in kind to the Trust Unitholders; or

(d)           unless consented to in writing by SandRidge, have the effect of amending Sections 3.02, 6.02, 7.02, 9.02, 9.03, 10.01 or 10.02 hereof.

Section 10.02.           Permitted Amendments. After the Closing, subject to Section 10.01, the Trustee and the Delaware Trustee may amend this Agreement and the Transaction Documents to which the Trust is a party as follows:

(a)           The Trustee may from time to time supplement or amend the Transaction Documents and the Direct Hedge Security Instruments to which the Trust is a party without the approval of Trust Unitholders in order to cure any ambiguity, to correct or supplement any provision contained herein or therein that may be defective or inconsistent with any other provisions herein or therein, to grant any benefit to all of the Trust Unitholders, to add collateral to the Drilling Mortgages, to evidence or implement any changes required by applicable law or to change the name of the Trust; provided, however, that such supplement or amendment does not adversely affect the interests of the Trust Unitholders; and provided, further, that any amendment to this Agreement made to change the name of the Trust in accordance with Section 12.04 hereof or otherwise shall be conclusively deemed not to affect adversely the interests of the Trust Unitholders or result in a variance of the investment of the Trust or the Trust Unitholders.

(b)           Notwithstanding Section 10.02(a), the Trustee may, from time to time reset, terminate, modify or otherwise amend the Direct Hedge Contracts, and take any other actions ancillary thereto, without the approval of the Trust Unitholders; provided, that any such action is taken at the request of SandRidge in its role as hedge manager pursuant to the Administrative Services Agreement.

(c)           Notwithstanding Section 10.02(a), the Trustee may, from time to time supplement or amend the Administrative Services Agreement and the Collateral Agency Agreement without the approval of the Trust Unitholders; provided, however, that such supplement or amendment would not materially increase the costs or expenses of the Trust or materially adversely affect the economic interests of Trust Unitholders.

(d)           All other permitted amendments to the provisions of this Agreement and the other Transaction Documents to which the Trust is a party may be made only by the vote of the holders of a Unit Majority at a meeting duly called and held in accordance with Article VIII.

(e)           No amendment that increases the obligations, duties or liabilities or affects the rights of the Delaware Trustee or the Trustee shall be effective without the express written approval of such Entity.

ARTICLE XI
ARBITRATION

THE TRUST UNITHOLDERS, TRUSTEE AND SANDRIDGE AGREE THAT, EXCEPT AS PROVIDED IN PARAGRAPH (I) OF THIS ARTICLE XI, ANY DISPUTE, CONTROVERSY OR CLAIM THAT MAY ARISE BETWEEN OR AMONG SANDRIDGE (ON THE ONE HAND) AND THE TRUST OR THE TRUSTEE (ON THE OTHER HAND) IN CONNECTION WITH OR OTHERWISE RELATING TO THE TRANSACTION DOCUMENTS TO WHICH THE TRUST IS A PARTY, OR THE APPLICATION, IMPLEMENTATION, VALIDITY OR BREACH OF THE TRANSACTION DOCUMENTS

TO WHICH THE TRUST IS A PARTY OR ANY PROVISION OF THE TRANSACTION DOCUMENTS TO WHICH THE TRUST IS A PARTY (INCLUDING, WITHOUT LIMITATION, CLAIMS BASED ON CONTRACT, TORT OR STATUTE), SHALL BE FINALLY, CONCLUSIVELY AND EXCLUSIVELY SETTLED BY BINDING ARBITRATION IN OKLAHOMA CITY, OKLAHOMA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES (THE “RULES”) OF THE AMERICAN ARBITRATION ASSOCIATION OR ANY SUCCESSOR THERETO (“AAA”) THEN IN EFFECT. TO THE FULLEST EXTENT PERMITTED BY LAW, THE TRUST UNITHOLDERS, THE TRUSTEE (ON BEHALF OF ITSELF AND ON BEHALF OF THE TRUST), THE DELAWARE TRUSTEE AND SANDRIDGE HEREBY EXPRESSLY WAIVE THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO TRIAL BY JURY, WITH RESPECT TO ANY MATTER SUBJECT TO ARBITRATION PURSUANT TO THIS ARTICLE XI. THE TRUST UNITHOLDERS, TRUSTEE AND SANDRIDGE MAY BRING AN ACTION, INCLUDING, WITHOUT LIMITATION, A SUMMARY OR EXPEDITED PROCEEDING, IN ANY COURT HAVING JURISDICTION, TO COMPEL ARBITRATION OF ANY DISPUTE, CONTROVERSY OR CLAIM TO WHICH THIS ARTICLE XI APPLIES. EXCEPT WITH RESPECT TO THE FOLLOWING PROVISIONS (THE “SPECIAL PROVISIONS”) WHICH SHALL APPLY WITH RESPECT TO ANY ARBITRATION PURSUANT TO THIS ARTICLE XI, THE INITIATION AND CONDUCT OF ARBITRATION SHALL BE AS SET FORTH IN THE RULES, WHICH RULES ARE INCORPORATED IN THIS AGREEMENT BY REFERENCE WITH THE SAME EFFECT AS IF THEY WERE SET FORTH IN THIS AGREEMENT.

(a)           In the event of any inconsistency between the Rules and the Special Provisions, the Special Provisions shall control. References in the Rules to a sole arbitrator shall be deemed to refer to the tribunal of arbitrators provided for under subparagraph (c) below in this Article XI.

(b)           The arbitration shall be administered by AAA.

(c)           The arbitration shall be conducted by a tribunal of three arbitrators. Within ten days after arbitration is initiated pursuant to the Rules, the initiating party or parties (the “Claimant”) shall send written notice to the other party or parties (the “Respondent”), with a copy to the Oklahoma City, Oklahoma office of AAA (if no such office exists, to the Dallas, Texas office of AAA), designating the first arbitrator (who shall not be a representative or agent of any party but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Claimant to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to completely perform arbitral duties). Within ten days after receipt of such notice, the Respondent shall send written notice to the Claimant, with a copy to the Oklahoma City, Oklahoma office of AAA (if no such office exists, to the Dallas, Texas office of AAA) and to the first arbitrator, designating the second arbitrator (who shall not be a representative or agent of any party, but may or may not be an AAA panel member and, in any case, shall be reasonably believed by the Respondent to possess the requisite experience, education and expertise in respect of the matters to which the claim relates to enable such person to competently perform arbitral duties). Within ten days after such notice from the Respondent is received by the Claimant, the Respondent and the Claimant shall cause their respective designated arbitrators to select any mutually agreeable AAA panel member as the third arbitrator. If the respective designated arbitrators of the Respondent and the Claimant cannot so agree within said ten day period, then the third arbitrator will be determined pursuant to the Rules. For purposes of this Article XI, SandRidge (on the one hand) and the Trust and the Trustee (on the other hand) shall each be entitled to the selection of one arbitrator. Prior to commencement of the arbitration proceeding, each arbitrator shall have provided the parties with a resume outlining such arbitrator’s background and qualifications and shall certify that such arbitrator is not a representative or agent of any of the parties. If any arbitrator shall die, fail to act, resign, become disqualified or otherwise cease to act, then the arbitration proceeding shall be delayed for 15 days and the party by or on behalf of whom such arbitrator was appointed shall be entitled to appoint a substitute arbitrator (meeting the qualifications set forth in this Article XI) within such 15-day period; provided, however, that if the party by or on behalf of whom such arbitrator was appointed shall fail to appoint a substitute arbitrator within such 15-day period, the substitute arbitrator shall be a neutral arbitrator appointed by the AAA arbitrator within 15 days thereafter.

(d)           All arbitration hearings shall be commenced within 120 days after arbitration is initiated pursuant to the Rules, unless, upon a showing of good cause by a party to the arbitration, the tribunal of arbitrators permits the extension of the commencement of such hearing; provided, however, that any such extension shall not be longer than 60 days.

(e)           All claims presented for arbitration shall be particularly identified and the parties to the arbitration shall each prepare a statement of their position with recommended courses of action. These statements of position and recommended courses of action shall be submitted to the tribunal of arbitrators chosen as provided hereinabove for binding decision. The tribunal of arbitrators shall not be empowered to make decisions beyond the scope of the position papers.

(f)            The arbitration proceeding will be governed by the substantive laws of the State of Delaware and will be conducted in accordance with such procedures as shall be fixed for such purpose by the tribunal of arbitrators, except that (i) discovery in connection with any arbitration proceeding shall be conducted in accordance with the Federal Rules of Civil Procedure and applicable case law, (ii) the tribunal of arbitrators shall have the power to compel discovery and (iii) unless the parties otherwise agree and except as may be provided in this Article XI, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1-16, to the exclusion of any provision of state law or other applicable law or procedure inconsistent therewith or which would produce a different result. The parties shall preserve their right to assert and to avail themselves of the attorney-client and attorney-work-product privileges, and any other privileges to which they may be entitled pursuant to applicable law. No party to the arbitration or any arbitrator may compel or require mediation and/or settlement conferences without the prior written consent of all such parties and the tribunal of arbitrators.

(g)           The tribunal of arbitrators shall make an arbitration award as soon as possible after the later of the close of evidence or the submission of final briefs, and in all cases the award shall be made not later than thirty days following submission of the matter. The finding and decision of a majority of the arbitrators shall be final and shall be binding upon the parties. Judgment upon the arbitration award or decision may be entered in any court having jurisdiction thereof or application may be made to any such court for a judicial acceptance of the award and an order of enforcement, as the case may be. The tribunal of arbitrators shall have the authority to assess liability for pre-award and post-award interest on the claims, attorneys’ fees, expert witness fees and all other expenses of arbitration as such arbitrators shall deem appropriate based on the outcome of the claims arbitrated. Unless otherwise agreed by the parties to the arbitration in writing, the arbitration award shall include findings of fact and conclusions of law.

(h)           Nothing in this Article XI shall be deemed to (i) limit the applicability of any otherwise applicable statute of limitations or repose or any waivers contained in this Agreement, (ii) constitute a waiver by any party hereto of the protections afforded by 12 U.S.C. § 91 or any successor statute thereto or any substantially equivalent state law, (iii) restrict the right of the Trustee to make application to any state or federal district court having jurisdiction in Oklahoma City, Oklahoma, to appoint a successor Trustee or to request instructions with regard to any provision in this Agreement when the Trustee is unsure of its obligations thereunder, or (iv) apply to the Delaware Trustee.

(i)            Neither the Trust nor the Trustee shall participate in any class action brought against SandRidge by any Person who is not a Trust Unitholder and the Trustee shall opt out of any such class action in which the Trust is a purported class member; provided that the Trust may participate in any such action brought by Trust Unitholders or in which such participation by the Trust is approved by the vote of a Unit Majority at a duly called and held meeting of the Trust Unitholders in accordance with Section 8.02.

ARTICLE XII
MISCELLANEOUS

Section 12.01.           Inspection of Books. Each Trust Unitholder and its duly authorized Agents shall have the right, at its own expense and during reasonable business hours upon reasonable prior notice, to examine and inspect the records (including, without limitation, the ownership ledger) of the Trust and the Trustee in reference thereto for any purpose reasonably related to the Trust Unitholder’s interest as a Trust Unitholder. The Trustee and its duly authorized Agents shall have the right, at the expense of the Trust and during reasonable business hours upon reasonable prior written notice, to examine and inspect the records of SandRidge relating to the Royalty Interests and the Underlying Properties.

Section 12.02.           Disability of a Trust Unitholder. Any payment or distribution to a Trust Unitholder may be made by check of the Trustee drawn to the order of the Trust Unitholder, regardless of whether or not the Trust Unitholder is a minor or under other legal disability, without the Trustee having further responsibility with respect to such payment or distribution. This Section 12.02 shall not be deemed to prevent the Trustee from making any payment or distribution by any other method that is appropriate under law.

Section 12.03.           Merger or Consolidation of Delaware Trustee or Trustee. Neither a change of name of either the Delaware Trustee or the Trustee, nor any merger or consolidation of its corporate powers with another bank or with a trust company, nor the sale or transfer of all or substantially all of its institutional and corporate trust operations to a separate bank, trust company, corporation or other business entity shall adversely affect such resulting or successor party’s right or capacity to act hereunder; provided, however, that the Delaware Trustee or any successor thereto shall maintain its principal place of business in the State of Delaware; and

provided, further, that, in the case of any successor Trustee or Delaware Trustee, it shall continue to meet the requirements of Section 6.05 of this Agreement.

Section 12.04.           Change in Trust Name. Upon the written request by SandRidge submitted to the Trustee and the Delaware Trustee, the Trustee shall, without the vote or consent of any Trust Unitholders, take all action necessary to change the name of the Trust to a name mutually agreeable to the Trustee and SandRidge and, upon effecting such name change, the Delaware Trustee, acting pursuant to the written instructions of the Trustee, shall amend the Certificate of Trust on file in the office of the Secretary of State of the state of Delaware to reflect such name change.

Section 12.05.           Filing of this Agreement. There is no obligation on the part of the Trustee that this Agreement or any executed copy hereof be filed in any county in which any of the Trust Estate is located or elsewhere, but the same may be filed for record in any county by the Trustee. In order to avoid the necessity of filing this Agreement for record, each of the Delaware Trustee and the Trustee agrees that for the purpose of vesting the record title to the Trust Estate in any successor trustee, each shall execute and deliver to such successor trustee appropriate assignments or conveyances.

Section 12.06.           Choice of Law. This Agreement and the Trust shall be governed by the laws of the State of Delaware (without regard to the conflict of laws principles thereof) in effect at any applicable time in all matters, including the validity, construction and administration of this Agreement and the Trust, the enforceability of the provisions of this Agreement, all rights and remedies hereunder and the services of the Delaware Trustee and Trustee hereunder. Furthermore, except as otherwise provided in this Agreement, the rights, powers, duties and liabilities of the Delaware Trustee, the Trustee and the Trust Unitholders shall be as provided under the Trust Act and other applicable laws of the State of Delaware and the United States of America in effect at any applicable time; provided, however, that there shall not be applicable to the Trustee, the Delaware Trustee, the Trust Unitholders, the Trust or this Agreement any provision of the laws (common or statutory) of the State of Delaware pertaining to trusts (other than the Trust Act) that relate to or regulate, in a manner inconsistent with the terms hereof, (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding or investing trust assets or (vii) the establishment of fiduciary or other standards of responsibility or limitations on the acts or powers of trustees that are inconsistent with the limitations or authorities and powers of the trustees hereunder as set forth or referenced in this Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust.

Section 12.07.           Separability. If any provision of this Agreement or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this

Agreement or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby, and every remaining provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

Section 12.08.           Notices. Any and all notices or demands permitted or required to be given under this Agreement shall be in writing  (or be capable of being reproduced in paper form) and shall be validly given or made if (a) personally delivered, (b) delivered and confirmed by facsimile or like instantaneous transmission service, or by Federal Express or other overnight courier delivery service, which shall be effective as of confirmation of receipt by the courier at the address for notice hereinafter stated, (c) solely in the case of notice to any Trust Unitholder, by press release in a nationally recognized and distributed media or by means of electronic transmission or as otherwise permitted by applicable law or (d) deposited in the United States mail, first class, postage prepaid, certified or registered, return receipt requested, addressed as follows:

If to the Trustee, to:

The Bank of New York Mellon Trust Company, N.A.
Institutional Trust Services
919 Congress Avenue, Suite 500
Austin, Texas 78701
Attention: Michael J. Ulrich
Facsimile No.: (512) 479-2253

With a copy to:

Bracewell & Giuliani LLP
111 Congress Avenue
Suite 2300
Austin, Texas 78701
Attention: Thomas W. Adkins
Facsimile No.: (512) 479-3940

With a copy to:

Richards, Layton & Finger, P.A.
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
Attention: Eric Mazie
Facsimile No.: (302) 498-7678

If to the Delaware Trustee, to:

The Corporation Trust Company
1209 Orange Street
Wilmington, Delaware 19801

Attention: Corporate Staffing
Facsimile No.: (302) 658-5459

If to SandRidge, to:

123 Robert S. Kerr Avenue
Oklahoma City, OK 73102-6406
Attention: Philip T. Warman
Facsimile No.: (405) 429-5983

With a copy to:

Covington & Burling, LLP
1201 Pennsylvania Avenue NW
Washington D.C. 20004-2401
Attention: David H. Engvall
Facsimile No.: (202) 778-5307

If to a Trust Unitholder, to:

The Trust Unitholder at its last address as shown on the ownership records maintained by the Trustee or a transfer agent designated by the Trustee.

Notice that is mailed in the manner specified shall be conclusively deemed given three days after the date postmarked or upon receipt, whichever is sooner. Any party to this Agreement may change its address for the purpose of receiving notices or demands by notice given as provided in this Section 12.08.

Section 12.09.           Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

Section 12.10.           No Fiduciary Duty of SandRidge or its Affiliates.  The parties hereto and the Trust Unitholders expressly acknowledge and agree that SandRidge and its Affiliates are entering into the Transaction Documents to which they are a party and may exercise their rights and discharge their obligations fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Trust Unitholders. Neither SandRidge nor any of its Affiliates shall be a fiduciary with respect to the Trust or the Trust Unitholders.  To the extent that, at law or in equity, SandRidge or its Affiliates have duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Trust Unitholders, such duties and liabilities are hereby eliminated to the fullest extent permitted by law.

Section 12.11.           Waiver of Damages.  TO THE FULLEST EXTENT PERMITTED BY LAW, NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE HEREUNDER FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, CONSEQUENTIAL, REMOTE OR

SPECULATIVE DAMAGES, WHETHER BASED IN CONTRACT, TORT, STRICT LIABILITY, OTHER LAW OR OTHERWISE.

[Signature page follows]

IN WITNESS WHEREOF, SandRidge, the Trustee and the Delaware Trustee have caused this Agreement to be duly executed the day and year first above written.

SandRidge Energy, Inc.

By:
	Name:	James D. Bennett
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Trust Agreement]

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
	Name:	Michael J. Ulrich
	Title:	Vice President

[Signature Page to Amended and Restated Trust Agreement]

The Corporation Trust Company

By:
Name:
	Title:	Assistant Vice President

[Signature Page to Amended and Restated Trust Agreement]

STATE OF                                                            §
COUNTY OF                                                        §

This instrument was acknowledged before me on [•], 2012, by James D. Bennett, Executive Vice President and Chief Financial Officer of SandRidge Energy, Inc., a Delaware corporation, on behalf of said corporation.

WITNESS my hand and official seal this [•]th day of [•], 2012.

NOTARY PUBLIC,
State of

(printed name)

My commission expires:

SEAL or STAMP

[Acknowledgment Page to Amended and Restated Trust Agreement]

STATE OF                                                            §
COUNTY OF                                                        §

This instrument was acknowledged before me on [•], 2012, by Michael J. Ulrich as Vice President of The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, the Trustee of SandRidge Mississippian Trust II, a Delaware statutory trust, on behalf of said national banking association and trust.

WITNESS my hand and official seal this [•]th day of [•], 2012.

NOTARY PUBLIC,
State of

(printed name)

My commission expires:

SEAL or STAMP

[Acknowledgment Page to Amended and Restated Trust Agreement]

STATE OF                                                            §
COUNTY OF                                                        §

This instrument was acknowledged before me on [•], 2012, by [                          ] as Assistant Vice President of The Corporation Trust Company, a corporation organized under the laws of the State of Delaware, the Delaware Trustee of SandRidge Mississippian Trust II, a Delaware statutory trust, on behalf of said corporation.

WITNESS my hand and official seal this [•]th day of [•], 2012.

NOTARY PUBLIC,
State of

(printed name)

My commission expires:

SEAL or STAMP

[Acknowledgment Page to Amended and Restated Trust Agreement]

Schedule 1

Initial Direct Hedges

Date of Confirmation*	Reference No.	Period Covered

[•]	[•]	[•]

* The counterparty for all Confirmations is [•].

Schedule 2

Target Distributions and Subordination and Incentive Thresholds

Schedule 3

Fee Schedule of Trustee

1. The fee will be $150,000 annually until January 1, 2018.

2. The fee will be adjusted annually thereafter, up or down, by the amount of the change in the All Urban Consumers (CPI-U) — US City Average for the immediately preceding calendar year, not to exceed +/- 3% in any one year.

ANNEX A

TO AMENDED AND RESTATED TRUST AGREEMENT OF

SANDRIDGE MISSISSIPPIAN TRUST II

U.S. FEDERAL INCOME TAX PROVISIONS

1. Purpose and Scope; Definitions; Use of Agents.

(a) For U.S. federal income tax purposes, SandRidge Mississippian Trust II (the “Trust”) will be classified and treated as a partnership and the Trust Unitholders will be treated as the partners in such partnership. A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss, deduction and credit of the partnership in computing its U.S. federal income tax liability. This Annex A contains provisions necessary to permit the Trust to comply with the U.S. federal income tax law applicable to the Trust, including provisions governing the allocation of items of income, gain, loss and deduction of the Trust and the maintenance of the Capital Accounts of the Trust Unitholders. Unless the context otherwise requires, references to “sections” in this Annex A refer to the sections in this Annex A, not sections of the Agreement.

(b) For purposes of this Annex A, the “Partnership” means the Trust, “Partner(s)” means Trust Unitholder(s), “Partnership Interest” means the ownership interest in the Trust held by a Trust Unitholder, and “Capital Contribution” means a Trust Unitholder’s initial investment in the Trust. Other terms used in this Annex A have the meanings set forth in Section 7 below or in the Amended and Restated Trust Agreement of which this Annex A is a part.

(c) This Annex A provides that under certain circumstances the Trustee is either required to take or has the discretion to take actions relating to the Trust’s status as a partnership for U.S. federal income tax purposes. The Trustee will generally take such required actions, and where such actions are discretionary, will generally exercise its discretion to take such actions, through its Agents, including any independent registered public accounting firms and SandRidge. Pursuant to Section 3.01 of the Agreement, when exercising its discretion on any matters set forth in this Annex A, the Trustee shall take action as in its judgment is necessary, desirable or advisable to best achieve the purpose of the trust.

2. Capital Accounts.

(a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the Trustee) owning a Partnership Interest a separate capital account (“Capital Account”) with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest and (ii) all items of Net Income and other items of Partnership income and gain (including, without limitation, Simulated Gain and income and gain exempt from tax) computed in accordance with Section 2(b) and allocated with respect to such Partnership Interest pursuant to Section 3, and

Annex A - 1

decreased by (x) the amount of cash distributions made with respect to such Partnership Interest and (y) all items of Partnership Net Loss and other items of deduction and loss (including Simulated Depletion and Simulated Loss) computed in accordance with Section 2(b) and allocated with respect to such Partnership Interest pursuant to Section 3.

(b) For purposes of computing Net Income, Net Loss and the amount of any item of income, gain, loss, deduction, Simulated Depletion, Simulated Gain or Simulated Loss which is to be allocated pursuant to Section 3 and is to be reflected in the Partners’ Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes; provided, however, that:

(i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 3.

(ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for U.S. federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or Section 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

(iii) Any income, gain, loss, Simulated Gain or Simulated Loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership’s Carrying Value with respect to such property as of such date.

(iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery, amortization or Simulated Depletion attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property, and any such deductions shall reduce the Carrying Value of such Contributed Property.

(c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

(d) Subject to Section 5(b), immediately prior to the transfer of a Sponsor Common Unit, the Capital Account maintained for the transferor with respect to its Sponsor Common Units will (A) first, be apportioned to the Sponsor Common Units to be transferred in an amount equal to

Annex A - 2

the product of (x) the number of such Sponsor Common Units to be transferred and (y) the Uniform Per Unit Capital Amount, and (B) second, any remaining balance in such Capital Account will be retained by the transferor and apportioned to its retained Sponsor Common Units. Following any such apportionment, the transferor’s Capital Account maintained with respect to the retained Sponsor Common Units will have a balance equal to the amount allocated under clause (B) herein above, the transferee’s Capital Account established with respect to the transferred Sponsor Common Units will have a balance equal to the amount allocated under clause (A) herein above, and the transferred Sponsor Common Units shall cease to be Sponsor Common Units.

3. Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership’s items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss (computed in accordance with Section 2(b)) shall be allocated among the Partners for each Allocation Year as provided herein below.

(a) Net Income and Net Loss. After giving effect to the special allocations set forth in Section 3(b) and Section 3(c), Net Income and Net Loss for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such Allocation Year shall be allocated to the Partners in accordance with their respective Percentage Interests.

(b) Special Allocations. Notwithstanding any other provision of this Section 3, the following special allocations shall be made for such taxable period:

(i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3, if there is a net decrease in Partnership Minimum Gain during any Partnership Allocation Year, each Partner shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 3(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income, gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 3(b) with respect to such Allocation Year (other than an allocation pursuant to Sections 3(b)(vi) and 3(b)(vii)). This Section 3(b)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii) Chargeback of Partner Nonrecourse Debt Minimum Gain. Notwithstanding the other provisions of this Section 3(b) (other than Section 3(b)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership Allocation Year, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such Allocation Year shall be allocated items of Partnership income, gain and Simulated Gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this Section 3(b), each Partner’s Adjusted Capital Account balance shall be determined, and the allocation of income,

Annex A - 3

gain and Simulated Gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 3(b), other than Section 3(b)(i) and other than an allocation pursuant to Sections 3(b)(vi) and 3(b)(vii), with respect to such Allocation Year. This Section 3(b)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(iii) Priority Allocations. If the amount of cash distributed to any Trust Unitholder with respect to its Trust Units for any Allocation Year is greater (on a per Trust Unit basis) than the amount of cash distributed to any other Trust Unitholder with respect to its Trust Units (on a per Trust Unit basis), then there shall be allocated gross income and gain to each Trust Unitholder receiving such greater cash or property distribution until the aggregate amount of such items allocated pursuant to this Section 3(b)(iii) for the current Allocation Year to such Trust Unitholder is equal to the product of (aa) the amount by which the distribution (on a per Trust Unit basis) to such Trust Unitholder exceeds the distribution (on a per Trust Unit basis) to the Trust Unitholders receiving the smallest distribution and (bb) the number of Trust Units with respect to which such Trust Unitholder receives the greater distribution. In the event and to the extent that the allocations required by this Section 3(b)(iii), cannot be made due to an insufficiency of income or gain available for allocation hereunder, such unfulfilled allocations shall be treated as being required pursuant to this Section 3(b)(iii) in the next succeeding Allocation Year (and thereafter until made).

(iv) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income, gain and Simulated Gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 3(b)(i) or 3(b)(ii).

(v) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership Allocation Year in excess of the sum of (A) the amount, if any, such Partner is required to restore pursuant to the provisions of this Annex A and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income, gain and Simulated Gain in the amount of such excess as quickly as possible; provided, however, that an allocation pursuant to this Section 3(b)(v) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3(b)(v) were not in this Agreement.

(vi) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the Trustee determines that the Partnership’s Nonrecourse Deductions should be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated

Annex A - 4

under Section 704(b) of the Code, the Trustee is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

(vii) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any Allocation Year shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

(viii) Nonrecourse Liabilities. For purposes of Treasury Regulation Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ix) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain or Simulated Gain (if the adjustment increases the basis of the asset) or loss or Simulated Loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Treasury Regulations.

(x) Economic Uniformity. At the election of the Trustee with respect to any taxable period, all or a portion of the remaining items of Partnership gross income, gain or Simulated Gain for such taxable period shall be allocated 100% to each Partner holding Sponsor Common Units, until each such Partner has been allocated an amount of gross income, gain or Simulated Gain that increases the Capital Account maintained with respect to such Sponsor Common Units to an amount that, after taking into account the other allocations of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss to be made with respect to such Allocation Year, will equal the product of (A) the number of Sponsor Common Units held by such Partner and (B) the Uniform Per Unit Capital Amount. The purpose of this allocation is to establish uniformity between the Capital Accounts underlying Sponsor Common Units and the Capital Accounts underlying Public Common Units. This allocation method for establishing such economic uniformity will be available to the Trustee only if the method for apportioning the Capital Account maintained with respect to the Sponsor Common Units between the transferred and retained Sponsor Common Units pursuant to Section 2(d) does not otherwise provide such economic uniformity to the Sponsor Common Units.

(xi) Curative Allocation.

(A) Notwithstanding any other provision of this Section 3, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed

Annex A - 5

Allocations so that, to the extent possible, the net amount of items of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 3. Notwithstanding the preceding sentence, Required Allocations relating to (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 3(b)(xi)(A) shall only be made with respect to Required Allocations to the extent the Trustee determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 3(b)(xi)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the Trustee determines that such allocations are likely to be offset by subsequent Required Allocations.

(B) The Trustee shall, with respect to each Allocation Year, (1) apply the provisions of Section 3(b)(xi)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 3(b)(xi)(A) among the Partners in a manner that is likely to minimize such economic distortions.

(xii) Liquidation. Notwithstanding any other provision of this Section 3, for the Allocation Year that includes the liquidation of the Trust (and any prior Allocation Year to the extent the Trustee determines it is appropriate), items of income, gain, loss, deduction and Simulated Gain (other than the Required Allocations) shall be specially allocated among the Partners in the manner determined appropriate by the Trustee so as to cause, to the maximum extent possible, the Capital Account in respect of each Unit to equal the amount such Unit will receive in liquidating distributions from the Trust.

(c) Simulated Basis, Simulated Depletion, Simulated Gain and Simulated Loss.

(i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(k), Simulated Basis and Simulated Depletion with respect to each Depletable Property shall be determined using the simulated cost depletion method described in Treasury Regulation Section 1.704-1(b)(2)(iv)(K)(2) and shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ii) Simulated Gain shall be allocated in the same manner as an item of gain in a corresponding amount would be allocated pursuant to Section 4(a).

(iii) Simulated Loss with respect to the disposition of an Depletable Property shall be allocated among the Partners in proportion to their allocable shares of total amount realized from such disposition under Section 4(c)(i)).

Annex A - 6

4. Allocations for Tax Purposes.

(a) Except as otherwise provided in this Section 4, for U.S. federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Section 3.

(b) The deduction for depletion with respect to each separate Depletable Property shall be computed for U.S. federal income tax purposes separately by the Partners rather than by the Partnership in accordance with Section 613A(c)(7)(D) of the Code.

(i) Except as provided in Section 4(b)(ii), for purposes of such computation (before taking into account any adjustments resulting from an election made by the Partnership under Section 754 of the Code), the adjusted tax basis of each Depletable Property shall be allocated among the Partners in accordance with their respective Percentage Interests.

(ii) The Partners recognize that with respect to Depletable Property that is Contributed Property there may be a difference between the Carrying Value of such property at the time of contribution and the adjusted tax basis of such property at that time. In order to take into account the disparities between the Carrying Values and the adjusted tax bases with respect to such properties in accordance with the principles of Treasury Regulation Section 1.704-3(d), the adjusted tax basis of each Depletable Property shall be allocated among the Partners in such a manner that, to the maximum extent possible, each Partner (other than the Property Contributor) shall be allocated an amount of the Depletable Property’s adjusted tax basis equal to its share of the Partnership’s Simulated Basis in such Depletable Property. Each Partner shall separately keep records of his share of the adjusted tax basis in each Depletable Property, allocated as provided above, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property, and use such adjusted tax basis in the computation of its cost depletion or in the computation of his gain or loss on the disposition of such property by the Partnership.

(c) For the purposes of the separate computation of gain or loss by each Partner on the sale or disposition of each separate Depletable Property, the Partnership’s “amount realized” (as such term is defined in Section 1001(b) of the Code) from such sale or disposition shall be allocated for U.S. federal income tax purposes among the Partners as follows:

(i) first, to the extent such amount realized constitutes a recovery of the Simulated Basis of the property, to the Partners in the same proportion as the adjusted tax basis of such property was allocated to the Partners pursuant to Section 4(b);

(ii) second, to any Partner that contributed the Depletable Property to the Partnership in an amount equal (as of the time of such contribution) to the excess, if any, of the Simulated Basis of such property allocated to Partners other than the Property Contributor pursuant to Section 3(c)(i) over the sum of the amount of the adjusted basis therein allocated to such other Partners pursuant to Section 4(b)(ii) less the cumulative amount of remedial deductions, if any, allocated to such other Partners with respect to such Depletable Property pursuant to clause (ii) of Section 4(d);

Annex A - 7

(iii) third, the remainder of such amount realized, if any, to the Partners so that, to the maximum extent possible, the amount realized allocated to each Partner under this Section 4(c)(iii) will equal such Partner’s share of the Simulated Gain recognized by the Partnership from such sale or disposition; and

(iv) any elections or other decisions relating to such allocations shall be made by the Trustee in any manner that reasonably reflects the purpose and intention of the Agreement.

(d) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property (i) in the case of Contributed Property other than Depletable Property, (A) items of income, gain and loss shall be allocated for U.S. federal income tax purposes among the Partners in any manner permissible under Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to such Contributed Property shall be allocated among the Partners in the same manner as its correlative item of “book” gain or loss is allocated pursuant to Section 3; and (ii) in the case of a Contributed Property that is a Depletable Property in which a Public Unitholder’s allocable share of the Simulated Basis under Section 3(c)(i) exceeds his allocated share of the adjusted tax basis immediately after formation of the Partnership under Section 4(b), the Trustee shall make allocations, to the extent possible consistent with the Treasury Regulations under Sections 613A and 704 of the Code, of tax items applying the principles of Treasury Regulation Section 1.704-3(d) as necessary to eliminate such Book-Tax Disparity.

(e) For the proper administration of the Partnership and for the preservation of uniformity of the Trust Units, the Trustee shall (i) make special allocations for U.S. federal income tax purposes of income (including, without limitation, gross income) or deductions; and (ii) amend the provisions of this Annex A as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Trust Units. The Trustee may adopt such conventions, make such allocations and make such amendments to this Annex A as provided in this Section 4(e) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

(f) All items of income, gain, loss, deduction and credit recognized by the Partnership for U.S. federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code that may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted (in the manner determined by the Trustee) to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

(g) Each item of Partnership income, gain, loss and deduction shall for U.S. federal income tax purposes, be determined and allocated on a quarterly basis (i.e., for each Quarterly Period) and all such items for each Quarterly Period shall be allocated to the Partners that are Trust Unitholders of record as of the opening of the New York Stock Exchange on the Quarterly Record Date that occurs during such Quarterly Period; provided, however, that (i) income gain, loss and deduction attributable to any Quarterly Period ending on or prior to March 31, 2012,

Annex A - 8

shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Quarterly Record Date and (ii) gain or loss on a sale or other disposition of any assets of the Partnership or any other extraordinary item of income or loss realized and recognized other than in the ordinary course of business, as determined by the Trustee, shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Quarterly Record Date that includes income from the quarter in which such gain or loss is recognized for U.S. federal income tax purposes. The Trustee may revise, alter or otherwise modify such methods of allocation to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

(h) Allocations that would otherwise be made to a Trust Unitholder under the provisions of this Section 4 shall instead be made to the beneficial owner of Trust Units held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method determined by the Trustee.

(i) The allocations pursuant to this Section 4 are solely for purposes of federal and state income taxes and will not affect, or in any way be taken into account in computing, a Partner’s Capital Account.

5. Special Provisions Relating to the Subordinated Unitholders.

(a) Immediately upon the conversion of Subordinated Units into Common Units pursuant to Section 3.15(b) of the Trust Agreement, the Trust Unitholder holding a Subordinated Unit shall possess with respect to such units all of the rights and obligations of a Trust Unitholder holding Common Units hereunder, including the right to vote as a Common Unitholder and the right to participate in allocations of income, gain, loss, deduction, Simulated Depletion, Simulated Gain and Simulated Loss and distributions made with respect to Common Units; provided, however, that such converted Subordinated Units shall be treated as Sponsor Common Units that remain subject to the provisions of Sections 2(d), 3(b)(x), and 5(b).

(b) The Trust Unitholder holding a Sponsor Common Unit shall not be permitted to transfer such Sponsor Common Unit until such time as the Trustee determines, based on advice of counsel, that each such Sponsor Common Unit should have, as a substantive matter, like intrinsic economic and U.S. federal income tax characteristics, in all material respects, to the intrinsic economic and U.S. federal income tax characteristics of a Public Common Unit. In connection with the condition imposed by this Section 5(b), the Trustee may take whatever steps are required to provide economic uniformity to such Sponsor Common Units in preparation for a transfer thereof, including the application of Sections 2(d) and 4(b)(x); provided, however, that no such steps may be taken that would have a material adverse effect on the Trust Unitholders holding Public Common Units.

6. Tax Matters.

(a) Tax Returns and Information. The Trustee shall timely file or cause to be filed all returns and reports of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. In the event the Partnership is required to use a taxable period other than a year ending on

Annex A - 9

December 31, the Trustee shall use reasonable efforts to change the taxable period of the Partnership to a year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to each Allocation Year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership’s Allocation Year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for U.S. federal income tax purposes.

(b) Tax Elections.

(i) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the Trustee’s determination that such revocation is in the best interests of the Trust Unitholders. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the Trustee shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Trust Unit will be deemed to be the lowest quoted closing price of the Trust Units on the New York Stock Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 4(f) without regard to the actual price paid by such transferee.

(ii) Except as otherwise provided herein, the Trustee shall determine whether the Partnership should make any other elections permitted by the Code.

(c) Tax Controversies. Subject to the provisions hereof, SandRidge Energy, Inc. is designated the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the Trustee and to do or refrain from doing any or all things reasonably required by the Trustee to conduct such proceedings.

(d) Withholding. Notwithstanding any other provision of this Annex A, the Trustee is authorized to take any action that may be required to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner (including, without limitation, by reason of Section 1441 of the Code), the Trustee may treat the amount withheld as a distribution of cash in the amount of such withholding from such Partner. If the payment is made to a taxing authority on behalf of a Partner whose identity cannot be determined, the Trustee may treat the amount withheld as a distribution of cash to all current Partners.

7. Additional Definitions.

“Adjusted Capital Account” means the Capital Account maintained for each Partner as of the end of each Allocation Year of the Partnership, (a) increased by any amounts that such

Annex A - 10

Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such Allocation Year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such Allocation Year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner’s Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 3(b)(i) or 3(b)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Agreed Allocation” means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of Section 3, including, without limitation, a Curative Allocation (if appropriate to the context in which the term “Agreed Allocation” is used).

“Agreed Value” of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the Trustee.

“Allocation Year” means (i) the period commencing on the Closing Date and ending on December 31, 2012, (ii) any subsequent period commencing on the first day of January and ending on the last day of December or (iii) any portion of the period described in clause (ii) for which the Partnership is required to allocate Net Income, Net Loss, and any other items of Partnership income, gain, loss or deduction pursuant to Section 3.

“Book-Tax Disparity” means with respect to any item of Contributed Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Partner’s share of the Partnership’s Book-Tax Disparities in all of its Contributed Property will be reflected by the difference between such Partner’s Capital Account balance as maintained pursuant to Section 2 and the hypothetical balance of such Partner’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Capital Account” is defined in Section 2.

“Capital Contribution” means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributes to the Partnership or that is contributed or deemed contributed to the Partnership on behalf of a Partner (including, in the case of an underwritten offering of Trust Units, the amount of any underwriting discounts or commissions).

“Carrying Value” means (a) the Agreed Value of Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for U.S. federal income tax purposes, all as of the time of determination.

Annex A - 11

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Common Unit” is defined in the Agreement.

“Contributed Property” means each property or other asset, in such form as may be permitted by the Trust Act, but excluding cash, contributed to the Partnership.

“Curative Allocation” means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 3(b)(xi).

“Depletable Property” means each separate oil and gas property as defined in Section 614 of the Code, provided, however, Depletable Property shall not include any interest in an oil and gas property that is treated as a production payment within the meaning of Section 636 of the Code.

“Economic Risk of Loss” has the meaning set forth in Treasury Regulation Section 1.752-2(a).

“Net Agreed Value” means the Agreed Value of any Contributed Property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed.

“Net Income” means, for any Allocation Year, the excess, if any, of the Partnership’s items of income and gain for such Allocation Year over the Partnership’s items of loss and deduction for such Allocation Year. The items included in the calculation of Net Income shall be determined in accordance with Section 2(b) and shall not include any items specially allocated under Section 3(b) or Section 3(c).

“Net Loss” means, for any Allocation Year, the excess, if any, of the Partnership’s items of loss and deduction for such Allocation Year over the Partnership’s items of income and gain for such Allocation Year. The items included in the calculation of Net Loss shall be determined in accordance with Section 2(b) and shall not include any items specially allocated under Section 3(b) or Section 3(c).

“Nonrecourse Built-in Gain” means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 4(d)(i)(A) and 4(d)(ii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

“Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

Annex A - 12

“Nonrecourse Liability” has the meaning set forth in Treasury Regulation Section 1.752-2(b)(3).

“Overallotment Option Closing Date” means the date or dates on which any Trust Units are sold by the Trust to the Underwriters upon exercise of the Overallotment Option.

“Overallotment Option” means the overallotment option granted to the Underwriters by the Partnership pursuant to the Underwriting Agreement.

“Partner Nonrecourse Debt” has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

“Partner Nonrecourse Debt Minimum Gain” has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

“Partner Nonrecourse Deductions” means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

“Partnership Minimum Gain” means that amount determined in accordance with the principles of Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

“Percentage Interest” means as of any date of determination as to any Trust Unitholder holding Trust Units, the quotient obtained by dividing (A) the number of Trust Units held by such Trust Unitholder by (B) the total number of all outstanding Trust Units.

“Property Contributor” means any Person that transfers Contributed Property to the Partnership in exchange for Trust Units.

“Public Common Unit” means any Common Unit originally issued by the Trust solely for cash.

“Record Holder” means the Person in whose name a Trust Unit is registered on the books of the transfer agent as of the opening of business on a particular Business Day.

“Required Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 3(b)(i), Section 3(b)(ii), Section 3(b)(iv), Section 3(b)(v), Section 3(b)(vi), Section 3(b)(vii), Section 3(b)(viii) or Section 3(b)(ix).

“Residual Gain” or “Residual Loss” means any item of gain or loss, as the case may be, of the Partnership recognized for U.S. federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property (other than Depletable Property), to the extent such item of gain or loss is not allocated pursuant to Section 4(d)(i)(A) to eliminate Book-Tax Disparities.

“Simulated Basis” means the Carrying Value of any Depletable Property.

Annex A - 13

“Simulated Depletion” means, with respect to a Depletable Property, a depletion allowance computed solely for the purposes of maintaining Capital Accounts in accordance with Section 2(b)(iv) and in the manner specified in Treasury Regulation Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any property, the Simulated Basis of such property shall be deemed to be the Carrying Value of such property, and in no event shall such allowance for Simulated Depletion, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the excess, if any, of the amount realized from the sale or other disposition of a Depletable Property over the Carrying Value thereof.

“Simulated Loss” means the excess, if any, of the Carrying Value of a Depletable Property over the amount realized from the sale or other disposition of such property.

“Sponsor Common Unit” means any Common Unit held by a Person that (i) holds, or at any time from and after the creation of the Partnership has held, one or more Subordinated Units and (ii) has a Capital Account that differs (or prior to the end of the Subordination Period, could differ) in amount from the (i) product of the number of Subordinated Units, if any, and Common Units held by such Person times (ii) the Uniform Per Unit Capital Amount.

“Subordinated Unit” is defined in the Agreement.

“Trust Act” is defined in the Agreement.

“Trust Unit” is defined in the Agreement.

“Uniform Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Trust Unit basis, underlying any Public Common Unit.

Annex A - 14